UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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E. I. du Pont de Nemours and Company

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Annual Meeting — April 30, 2008

March 20, 2008

Dear Stockholder:

You are invited to attend the Company’s 2008 Annual Meeting on Wednesday, April 30, 2008, at 10:30 a.m. local time in the DuPont Theatre, DuPont Building, Wilmington, Delaware.

The enclosed Notice of Annual Meeting and Proxy Statement provide information about the governance of our Company and describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of the Company’s business and an opportunity for you to express your views on subjects related to the Company’s operations.

To make it easier for you to vote your shares, you have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail.

If you are a registered stockholder or if you hold DuPont Common Stock through a Company savings plan, your admission ticket for the Annual Meeting is included on your proxy card. If you hold shares in a brokerage account, please refer to page 1 of the Proxy Statement for information on how to attend the meeting. If you need special assistance, please contact the DuPont Stockholder Relations Office at 302-774-3034.

In 2007, DuPont delivered strong results, overcoming challenges and benefitting from rapid growth in emerging markets, higher returns on innovation, and continued cost and capital productivity gains. The Annual Meeting gives us an opportunity to review our progress. We appreciate your ownership of DuPont, and I hope you will be able to join us on April 30.

Sincerely,

C. O. Holliday, Jr.

E. I. du Pont de Nemours and Company

March 20, 2008

To the Holders of Common Stock of
E. I. du Pont de Nemours and Company

NOTICE OF ANNUAL MEETING

The Annual Meeting of Stockholders of E. I. DU PONT DE NEMOURS AND COMPANY will be held on Wednesday, April 30, 2008, at 10:30 a.m. local time, in the DuPont Theatre in the DuPont Building, 1007 Market Street, Wilmington, Delaware. The meeting will be held to consider and act upon the election of directors, the ratification of the Company’s independent registered public accounting firm, stockholder proposals described in the Proxy Statement and such other business as may properly come before the meeting.

Holders of record of DuPont Common Stock at the close of business on March 5, 2008, are entitled to vote at the meeting.

This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.

Mary E. Bowler
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 30, 2008

The Proxy Statement and the 2007 Annual Report on Form 10-K
are available at www.proxy.dupont.com

Registered stockholders may request their proxy materials be delivered to them electronically in 2009 by visiting www.computershare.com/us/ecomms and holders of shares in the Company’s U.S. employee benefit plans may request that their proxy materials be delivered electronically by visiting www.econsent.com/dd. Stockholders with brokerage accounts can determine if their brokers offer electronic delivery by visiting www.icsdelivery.com.

2008 ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement

Proxy Statement

The enclosed proxy materials are being sent to you at the request of the Board of Directors of
E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held April 30, 2008. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

The Company’s 2007 Annual Report on Form 10-K, containing management’s discussion and analysis of financial condition and results of operations of the Company and the audited financial statements, and this Proxy Statement were distributed together beginning March 20, 2008.

General Information

Who May Vote

All holders of record of DuPont Common Stock as of the close of business on March 5, 2008 (the record date) are entitled to vote at the meeting. Each share of stock is entitled to one vote. As of the record date, 900,403,949 shares of DuPont Common Stock were outstanding. A majority of the shares voted in person or by proxy is required for the approval of each of the proposals described in this Proxy Statement. Abstentions and broker nonvotes are not counted in the vote. At least a majority of the holders of shares of DuPont Common Stock as of the record date must be present either in person or by proxy at the meeting in order for a quorum to be present.

How to Vote

Even if you plan to attend the meeting you are encouraged to vote by proxy. You may vote by proxy in one of the following ways:

•	By Internet at the address listed on the proxy card

•	By telephone using the toll-free number listed on the proxy card

•	By returning the enclosed proxy card (signed and dated) in the envelope provided

When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends. You can change or revoke your proxy by Internet, telephone or mail at any time before the polls close at the Annual Meeting.

How to Attend the Annual Meeting

If you are a registered shareholder or if you hold stock through one of the savings plans listed below, your admission ticket is attached to your proxy card. You will need to bring your admission ticket, along with picture identification, to the meeting. If you own shares in street name, please bring your most recent brokerage statement, along with picture identification, to the meeting. The Company will use your brokerage statement to verify your ownership of DuPont Common Stock and admit you to the meeting.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the DuPont Theatre.

Shares Held In Savings Plans

If you participate in one of the following plans, your voting instruction card will include the shares you hold in the plan:

•  DuPont 401(k) and Profit Sharing Plan
•  DuPont Powder Coatings USA Profit Sharing Plan
•  DuPont Retirement Savings Plan
•  DuPont Savings and Investment Plan
•  Pioneer Hi-Bred International, Inc. Savings Plan
•  Solae Savings Investment Plan
•  Thrift and Savings Plan for Employees of Sentinel Transportation LLC

The plan trustees will vote according to the instructions received on your proxy. If proxies for shares in savings plans are not received by Internet, telephone or mail, those shares will be voted by the trustees as directed by the plan sponsor or by an independent fiduciary selected by the plan sponsor.

Proxy Statement Proposals

At each annual meeting stockholders are asked to elect directors to serve on the Board of Directors and to ratify the appointment of the Company’s independent registered public accounting firm for the year. Other proposals may be submitted by the Board of Directors or stockholders to be included in the proxy statement. To be considered for inclusion in the 2009 Annual Meeting Proxy Statement, stockholder proposals must be received by the Company no later than November 19, 2008.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be considered as timely and presented directly at the 2009 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 3, 2009 and advises stockholders in the 2009 Annual Meeting Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 3, 2009.

Stockholder Nominations for Election of Directors

The Corporate Governance Committee recommends nominees to the Board of Directors for election as directors at each annual meeting. The Committee will consider nominations submitted by stockholders of record and received by the Corporate Secretary by the first Monday in December. Nominations must include a statement by the nominee indicating a willingness to serve if elected and disclosing principal occupations or employment for the past five years.

Proxy Committee

The Proxy Committee is composed of directors of the Company who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board of Directors a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

Solicitation of Proxies

The Company will pay all costs relating to the solicitation of proxies. Innisfree M&A Incorporated has been retained to assist in soliciting proxies at a cost of $10,000 plus reasonable expenses. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone or other electronic means. The Company will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of DuPont Common Stock.

Secrecy in Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by the Company. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

Governance of the Company

Strong corporate governance is an integral part of the Company’s core values, supporting the Company’s sustainable growth mission. DuPont is committed to having sound corporate governance principles and practices. Please visit the Company’s website at www.dupont.com, under the “Investor Center” caption, for the Board’s Corporate Governance Guidelines, the Board-approved Charters for the Audit, Compensation and Corporate Governance Committees and related information. These Guidelines and Charters may also be obtained free of charge by writing to the Corporate Secretary.

DUPONT BOARD OF DIRECTORS

CORPORATE GOVERNANCE GUIDELINES

These Guidelines serve as an important framework for the Board’s corporate governance practices and assist the Board in carrying out its responsibilities effectively. The Board reviews these Guidelines periodically and may modify them as appropriate to reflect the evolution of its governance practices.

The Board

Responsibility

The Board has an active responsibility for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company to enhance the long-term value of the Company for its stockholders and the vitality of the Company for its other stakeholders.

Role

In carrying out its responsibility, the Board has specific functions, in addition to the general oversight of management and the Company’s business performance, including providing input and perspective in evaluating alternative strategic initiatives; reviewing and, where appropriate, approving fundamental financial and business strategies and major corporate actions; ensuring processes are in place to maintain the integrity of the Company; evaluating and compensating the CEO; and planning for CEO succession and monitoring succession planning for other key positions.

Duties

Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibility. Directors are expected to attend meetings of the Board, its committees on which they serve, and the Annual Meeting of Stockholders; review materials distributed in advance of the meetings; and make themselves available for periodic updates and briefings with management via telephone or one-on-one meetings.

Leadership

The positions of Chairman of the Board and CEO are held by the same person, except in specific circumstances.

Independence

A majority of the Board are independent directors in accordance with the standards of independence of the New York Stock Exchange and as described in the Guidelines. See pages 5-6. The Corporate Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent.

Qualifications

Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. The Corporate Governance Committee considers candidates for potential nomination to recommend for approval by the full Board.

The Board does not limit the number of other public company boards that a director may serve on. However, the Corporate Governance Committee considers the number of boards a director sits on. Directors are encouraged to limit the number of other public company boards to take into account their time and effectiveness and are expected to advise the Chairman in advance of serving on another board.

When a director’s principal responsibilities or business association changes significantly, the director will tender his or her resignation to the Chairman for consideration by the Corporate Governance Committee of the continued appropriateness for Board service.

No director may stand for reelection to the Board after reaching age 70. An employee director retires from the Board when retiring from employment with the Company, with the exception of the former CEO. The Board may in unusual circumstances and for a limited period ask a director to stand for reelection after the prescribed retirement date.

Orientation and Continuing Education

New directors participate in an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values including ethics, compliance programs, corporate governance practices and other key policies and practices through a review of background materials, meetings with senior executives and visits to Company facilities. The Corporate Governance Committee is responsible for providing guidance on directors’ continuing education.

Compensation

The Board believes that compensation for outside directors should be competitive. DuPont Common Stock is a key component with payment of a portion of director compensation as DuPont stock, options or similar form of equity-based compensation, combined with stock ownership guidelines requiring all outside directors to hold DuPont stock equal to at least two times the annual retainer within five years. The Compensation Committee reviews periodically the level and form of director compensation and, if appropriate, proposes changes for consideration by the full Board.

Annual Self-Evaluation

The Board and each committee make an annual self-evaluation of its performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process.

Access to Management and Advisors

Directors have access to the Company’s management and, in addition, are encouraged to visit the Company’s facilities. As necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Board Meetings

Selection of Agenda Items

The Chairman establishes the agenda for Board meetings, in conjunction with Chairs of the committees. Directors are encouraged to suggest items for inclusion on the agenda and may raise subjects not specifically on the agenda.

Attendance of Senior Executives

The Board welcomes regular attendance of senior executives to be available to participate in discussions. Presentation of matters to be considered by the Board are generally made by the responsible executive.

Executive Sessions

Regularly scheduled Board meetings include a session of all directors and the CEO. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. The Presiding Director is generally the Chair of the Corporate Governance Committee, unless there is a matter within the responsibility of another committee, such as CEO evaluation and compensation, when the Chair of that committee presides.

Leadership Assessment

Succession Planning

The Board plans for succession to the position of CEO. The Compensation Committee oversees the succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the Company. The Board has available on a continuing basis the CEO’s recommendation should he/she be unexpectedly unable to serve. The CEO also provides the Board with an assessment of potential successors to key positions.

CEO Evaluation and Compensation

Through an annual process overseen and coordinated by the Compensation Committee, independent directors evaluate the CEO’s performance and set the CEO’s compensation.

* * *

Guidelines for Determining the Independence
of DuPont Directors

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith, and in the best interests of the Company and its stockholders as a whole, notwithstanding any member’s other activities or affiliations.

However, in addition, the Board has determined that a majority of its members should be “independent” in that they are free of any material relationship with the Company or Company management, whether directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. In furtherance of this objective, the Board has adopted the following Guidelines for determining whether a member is considered “independent.”

The Board will re-examine the independence of each of its members once per year and again if a member’s outside affiliations change substantially during the year.

For purposes of these Guidelines, “members of his/her immediate family” and similar phrases will mean a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares the person’s home. “The Company” means the Company and all of its consolidated subsidiaries.

1.	Regardless of other circumstances, a Board member will not be deemed independent if he/she does not meet the independence standards adopted by the New York Stock Exchange (see below), or any applicable legal requirement.

2.	Except in special circumstances, as determined by a majority of the independent members of the Board, the following relationships will be considered not to be material relationships that would affect a Board member’s independence:

(a)	If the Board member is an executive officer or employee, or any member of his/her immediate family is an executive officer, of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent of the total assets of the bank for any of the past three years.

(b)	If the Board member or any member of his/her immediate family serves as an officer, director or trustee of a charitable or educational organization, and contributions by the Company do not exceed the greater of $1,000,000 or two percent of such organization’s annual consolidated gross revenues, including annual charitable contributions, for any of the past three years.

3.	If a Board member has a relationship that exceeds the thresholds described in Section 2 above, or another significant relationship with the Company or its management that is not described in Section 2 above, then the Board will determine by a majority of the independent members whether that member’s relationship would affect the Board member’s independence.

4.	The Board will consider all relevant facts and circumstances in determining independence.

5.	Any determinations of independence made pursuant to Section 3 above will be disclosed in the Company’s annual meeting proxy statement.

Current New York Stock Exchange standards state that a director will not be independent:

(a)	If the Board member is, or has been within the last three years, an employee or any member of his/her immediate family is, or has been within the last three years, an executive officer of the Company;

(b)	If the Board member is a current employee/partner, or if any member of his/her immediate family is a current partner or a current employee of the Company’s auditor that participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or the Board member or his/her immediate family was within the last three years (but is no longer) a partner or employee of the firm and personally worked on the Company’s audit within that time;

(c)	If the Board member or any member of his/her immediate family is, or in the last three years has been, employed as an executive officer of another company where the Company’s present executive officers at the same time serve/served on that company’s compensation committee;

(d)	If the Board member is a current employee, or if any member of his/her family is a current executive officer, of another company that makes payments to, or receives payments from, the Company for property or services which exceed the greater of $1,000,000 or two percent of the other company’s annual consolidated gross revenues for any of the last three years; or

(e)	If the Board member, or a member of his/her immediate family, has received more than $100,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service which are not contingent in any way on continued service) during any twelve-month period within the last three years.

Committees of the Board

Audit Committee	Responsibilities include: ■ Employs the Company’s independent registered public accounting firm, subject to stockholder ratification, to audit the Company’s consolidated financial statements.
■ Pre-approves all services performed by the Company’s independent registered public accounting firm.
■ Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.
■ Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and appraises audit efforts of both.

■    Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

■ Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

All members of the Audit Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards. The Board has determined that all members of the Audit Committee (C. J. Crawford, J. T. Dillon, E. I. du Pont, L. D. Juliber and S. O’Keefe) are audit committee financial experts within the meaning of applicable Securities and Exchange Commission rules.

See the Audit Committee Report on page 10. The Audit Committee Charter is available on the Company’s website (www.dupont.com) under Investor Center, Corporate Governance. A Summary of the Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm is attached at Appendix “A.”

Compensation Committee	Responsibilities include: ■ Establishes executive compensation policy consistent with corporate objectives and stockholder interests.
■ Oversees process for evaluating performance of the Chief Executive Officer (“CEO”) against Board- approved goals and objectives and recommends to the Board compensation for the CEO.
■ Reviews and approves grants under the Company’s compensation plans.
■ Works with management to develop the Compensation Discussion and Analysis (CD&A).
■ Oversees succession planning process for the CEO and key leadership.

All members of the Compensation Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards. See the Compensation Committee Report on page 19. See also the CD&A beginning on page 20. The Compensation Committee Charter is available on the Company’s website (www.dupont.com) under Investor Center, Corporate Governance.

Corporate Governance Committee	Responsibilities include: ■ Recommends to the Board nominees for election to the Board of Directors. ■ Reviews principles, policies and procedures affecting directors and the Board’s operation and effectiveness. ■ Oversees evaluation of the Board and its effectiveness.

All members of the Corporate Governance Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

The Corporate Governance Charter is available on the Company’s website (www.dupont.com) under Investor Center, Corporate Governance. A description of the Director Nomination Process is attached at Appendix “B.”

Environmental Policy Committee	Responsibilities include: ■ Reviews the Company’s environmental policies and practices. ■ Provides support for the Company’s sustainable growth mission.

Science and Technology Committee	Responsibilities include: ■ Monitors state of science and technology capabilities within the Company. ■ Oversees the development of key technologies essential to the long-term success of the Company.

Strategic Direction Committee	Responsibilities include: ■ Reviews the strategic direction of the Company’s major business segments. ■ Reviews significant trends in technology and their anticipated impact on the
Company.

Committee Membership

The following chart shows the current committee membership and the number of meetings that each committee held in 2007.

Science
			Corporate	Environmental	and	Strategic
	Audit	Compensation	Governance	Policy	Technology	Direction
Director	Committee	Committee	Committee	Committee	Committee	Committee

Richard H. Brown		X	C			X
Robert A. Brown					X

Bertrand P. Collomb				X
Curtis J. Crawford	X	X			C

John T. Dillon	X	C				X
Eleuthère I. du Pont	X	X			X

Marillyn A. Hewson
Charles O. Holliday, Jr.						C

Lois D. Juliber	C		X			X
Masahisa Naitoh*			X	X

Sean O’Keefe	X			X
William K. Reilly			X	C	X

Number of Meetings in 2007	10	14	6	3	6	5

     C = Chair
     * Not standing for election

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and CEO and other members of management relative to matters of mutual interest and concern to the Company.

In 2007, eleven meetings of the Board were held. Each director attended at least 87% of the aggregate number of meetings of the Board and the committees of the Board on which the director served. Attendance at these meetings averaged 93% among all directors in 2007.

As provided in the Board’s Corporate Governance Guidelines, directors are expected to attend the Company’s Annual Meeting of Stockholders. All directors, except Alain J.P. Belda (who retired from the Board in April 2007), attended the 2007 Annual Meeting.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures relating to the approval or ratification of “Related Person Transactions.” Under the policies and procedures, the Corporate Governance Committee (“Governance Committee”) (or its Chair, under some circumstances) reviews the relevant facts of all proposed

Related Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate:

•	the commercial reasonableness of the transaction,
•	the materiality of the Related Person’s direct or indirect interest in the transaction,
•	whether the transaction may involve a conflict of interest, or the appearance of one, and
•	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Governance Committee for ratification. If such Related Person Transaction is not ratified by the Governance Committee, then the Company shall either ensure all appropriate disclosures regarding the transaction are made or, if appropriate, take all reasonable actions to attempt to terminate the Company’s participation in such transaction.

Under the Company’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which: (i) DuPont was, is or will be a participant; (ii) the aggregate amount involved exceeds $120,000 in any fiscal year; and (iii) any Related Person had, has or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of DuPont’s last fiscal year was: (i) a director or executive officer of DuPont or a nominee to become a director of DuPont; (ii) any person who is known to be the beneficial owner of more than five percent of any class of DuPont’s outstanding Common Stock; or (iii) any immediate family member of any of the foregoing persons.

Certain Relationships and Related Transactions

As discussed above, the Governance Committee is charged with reviewing issues involving independence and all Related Person Transactions. DuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors of DuPont, or their immediate family members, are executive officers. The Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved in such transactions material. Such purchases from and sales to each company involve less than either $1,000,000 or two percent of the consolidated gross revenues of each of the purchaser and the seller and all such transactions are in the ordinary course of business. Some such transactions are continuing and it is anticipated that similar transactions will occur from time to time. The spouse of Ms. Kullman, an executive officer, is Director-Corporate Marketing at DuPont and received total compensation in 2007 valued at $340,000, which is commensurate with that of his peers.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, Presiding Director or other outside director may do so by writing in care of the Corporate Secretary. The Board’s independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, Presiding Director or other outside director. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline (1-800-476-3016) and a website through which to report issues (https://reportanissue.com/dupont/welcome).

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics for Directors with provisions specifically applicable to directors. In addition, the Company has a Code of Conduct applicable to all employees of the Company, including executive officers, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics for Directors, the Code of Conduct, and

Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller are available on the Company’s website (www.dupont.com) under Investor Center, Corporate Governance. Copies of these documents may also be obtained free of charge by writing to the Corporate Secretary.

Office of the Chief Executive

The Office of the Chief Executive (OCE) has responsibility for the overall direction and operations of all the businesses of the Company and broad corporate responsibility in such areas as corporate financial performance, environmental leadership and safety, development of global talent, research and development and global effectiveness. All eight members are executive officers.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter adopted by the Board and last amended and restated effective February 1, 2004. The Charter is available on the Company’s website (www.dupont.com) under Investor Center, Corporate Governance.

The Committee is comprised of five directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the Securities and Exchange Commission. Subject to stockholder ratification, the Committee appoints the Company’s independent registered public accounting firm. The Committee approves in advance all services to be performed by the Company’s independent registered public accounting firm in accordance with the Committee’s Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy is attached to this Proxy Statement at Appendix “A.”

Management is responsible for the Company’s financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP (PwC), the Company’s independent registered public accounting firm, is responsible for auditing the Company’s consolidated financial statements, for attesting to Management’s Report on Internal Control over Financial Reporting, and for assessing the effectiveness of internal control over financial reporting. The Committee has reviewed and discussed the Company’s 2007 Annual Report on Form 10-K, including the audited consolidated financial statements of the Company and Management’s Report on Internal Control over Financial Reporting, for the year ended December 31, 2007 with management and with representatives of PwC.

The Committee has also discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee has received from PwC the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC its independence.

The Committee has considered whether the provision to the Company by PwC of limited nonaudit services is compatible with maintaining the independence of PwC. The Committee has satisfied itself as to the independence of PwC.

Based on the Committee’s review of the audited consolidated financial statements of the Company, and on the Committee’s discussions with management of the Company and with PwC, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE

Lois D. Juliber, Chair
Curtis J. Crawford
John T. Dillon
Eleuthère I. du Pont
Sean O’Keefe

Directors’ Compensation

Nonemployee directors receive compensation for Board service which is designed to fairly compensate directors for their Board responsibilities and align their interests with the long-term interests of stockholders. An employee director receives no additional compensation for Board service.

The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation. The process for setting director pay is guided by the following principles:

•	Transparency

-	Director compensation is reviewed annually by the Compensation Committee, with recommendation to the full Board which approves changes to director pay.
-	Details of director compensation are disclosed in the proxy statement annually.

•	Fair and competitive compensation that aligns director behavior with the best interests of stockholders

-	A significant portion of the annual retainer is paid in restricted stock units that vest over a three-year period.
-	Stock Ownership Guidelines exist to encourage ownership.
-	DuPont’s goal is to recognize the new realities of Board service while assuring competitive levels of director pay, reflective of the significant time commitment expected, through a director compensation program built upon an annual retainer and committee fees (in lieu of meeting fees).
-	Directors must act in the best interest of the Company and its stockholders. DuPont’s Stock Ownership Guidelines and use of restricted stock units support and reinforce this commitment.
-	Director compensation is monitored closely against Market trends and external practices, as well as against changes at the Peer Group companies. “Market” and “Peer Group” are defined on page 21.

With the assistance of Frederic W. Cook & Co., Inc., the independent compensation consultant retained by the Compensation Committee, the Committee closely monitors trends in director compensation in the marketplace.

The compensation program for nonemployee directors for 2007 and 2008 is described in detail in the chart below:

Compensation
Element	2007	2008

Annual Retainer	$85,000 (cash)	$85,000 (cash)

(Cash and Long-Term Incentive)	$115,000 — delivered in the form of 2,260 Time-Vested Restricted Stock Units	$115,000 — delivered in the form of 2,580 Time-Vested Restricted Stock Units
	Granted February 7, 2007; provide for dividend equivalents; vest in three equal annual installments; payable in cash	Granted February 6, 2008; provide for dividend equivalents; vest in three equal annual installments; payable in stock

Annual Committee Member Fee	Audit $15,000	Audit $15,000
	All Other Committees $9,000	All Other Committees $9,000

Annual Committee Chair Fee	Audit $25,000	Audit $25,000
	All Other Committees $18,000	All Other Committees $18,000

Stock Ownership Guideline	2 × Total Annual Retainer = $400,000	2 × Total Annual Retainer = $400,000

The Company does not pay meeting fees, but does pay for or reimburse directors for reasonable travel expenses related to attending Board, committee, educational, and Company business meetings. Spouses are invited occasionally to accompany directors to Board-related events. In such situations, the Company pays or reimburses travel expenses for spouses. These travel expenses are imputed as income to the directors and are grossed up to cover taxes. Details are reflected in the following 2007 Directors’ Compensation table:

2007 DIRECTORS’ COMPENSATION

					Change in
					Pension Value
					& Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(2)(3)	Awards(2)(4)	Compensation	Earnings(5)	Compensation(6)	Total
R. H. Brown	$121,000	$119,509	$1,954	—	$1,228	—	$243,691

R. A. Brown	62,667	99,643	—	—	—	$243,073	405,383

B. P. Collomb	62,667	99,643	—	—	—	367,321	529,631

C. J. Crawford	127,000	119,509	1,954	—	22,001	—	270,464

J. T. Dillon	127,000	119,509	8,014	—	—	—	254,523

E. I. du Pont	113,000	92,265	—	—	—	—	205,265

M. A. Hewson	21,250	18,444	—	—	—	191,235	230,929

L. D. Juliber	128,000	119,509	1,954	—	3,783	—	253,246

M. Naitoh	103,000	119,509	1,954	—	1,525	—	225,988

S. O’Keefe	109,000	122,641	—	—	—	—	231,641

W. K. Reilly	121,000	119,509	1,954	—	6,566	—	249,029

Former Directors

A. J.P. Belda	34,333	22,033	1,954	—	—	—	58,320

C. M. Vest	34,333	22,033	1,954	—	—	28,333	86,653

(1)	The term of office for directors who are elected at the Company’s Annual Meeting of Stockholders begins immediately following the election. The term of office for all directors ends upon the election of directors at the annual meeting held the following year. Board retainers and committee fees are paid monthly.

(2)	Outstanding equity award data for individual directors is noted below:

	Outstanding Stock Awards	Outstanding Option Awards
Name	at December 31, 2007(a)	at December 31, 2007

R. H. Brown	5,071	20,000
R. A. Brown	2,298	—
B. P. Collomb	2,298	—
C. J. Crawford	5,071	20,000
J. T. Dillon	5,071	8,700
E. I. du Pont	4,420	—
M. A. Hewson	2,510	—
L. D. Juliber	5,071	20,000
M. Naitoh	5,071	20,000
S. O’Keefe	5,156	—
W. K. Reilly	5,071	20,000
Former Directors
A. J. P. Belda(b)	2,739	20,000
C. M. Vest(b)	2,739	20,000

(a)	Includes dividend equivalent units. Does not include deferred units.
(b)	4,520 stock awards were forfeited in 2007 upon termination of service.

(3)	Represents the compensation cost of time-vested restricted stock units (“RSUs”) recognized in 2007 under SFAS 123(R) reflected in the Company’s financial statements. As all directors are retirement eligible as of the date of grant, compensation costs for director RSUs are fully recognized six months after the grant date. Directors receive an annual RSU award with a fair value of approximately $115,000 (see table on page 11). RSUs awarded prior to 2008 are settled in cash. RSUs awarded during 2008 and thereafter are settled in DuPont Common Stock. Awards that vested in 2007 are valued at the fair market value on the date of vesting. Awards that have not vested are valued at the fair market value as of December 31, 2007.

(4)	Represents Statement of Financial Accounting Standards (“SFAS”) No. 123 expense recognized in 2007 for stock option awards granted in 2004. For purposes of determining the fair value of stock option awards granted, the Company uses the Black-Scholes option pricing model. The weighted-average grant-date fair value of options granted to directors in 2004 was $8.20. The Black-Scholes model assumptions used in determining the fair value of the options granted to directors in 2004 are set forth in the table below.

2004

Dividend yield	3.2%
Volatility	26.42%
Risk-free interest rate	3.1%
Expected life (years)	4.5

(5)	The DuPont Stock Accumulation and Deferred Compensation Plan for Directors allows a director to defer his/her annual retainer and committee fees to a date in the future, until retirement or until death. Amounts that have been deferred as cash are credited quarterly with interest at the Prime Rate of Morgan Guaranty Trust Company of New York. During 2007, the Prime Rate was between 2.0% and 2.7% above the applicable Federal market rate. Above applicable Federal market rate interest has been credited to the following directors: R. H. Brown: $1,228; C. J. Crawford: $19,378; L. D. Juliber: $2,288; and M. Naitoh: $1,525. For 2008 and beyond, the interest rate used to credit earnings on deferrals under the plan will be the 30-year Treasury rate, which is traditionally below the applicable Federal market rate.

Includes change in pension value under the Company’s discontinued retirement income plan for nonemployee directors for the following directors: C. J. Crawford: $2,623; L. D. Juliber: $1,495; and W. K. Reilly: $6,566.

(6)	Includes accruals made in 2007 under the Directors’ Charitable Gift Plan. During first year of participation on the Board, reflects the full initial accrual required. Accordingly, reflects $243,073, $367,321, and $191,235 for R. A. Brown, B. P. Collomb, and M. A. Hewson, respectively, who joined the Board in 2007.

Also includes pension payments of $28,333 for C. M. Vest.

Stock Ownership Guidelines

Stock ownership guidelines require each nonemployee director to hold DuPont Common Stock equal to a multiple of two times the annual retainer. Directors have up to five years from date of election to achieve the required ownership. As of the end of 2007, six of eleven directors met or exceeded the ownership requirements. The five remaining directors have several more years to achieve the guideline level.

Deferred Compensation

Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a director may defer all or part of the Board retainer and committee fees in cash or stock units until a specified year, until retirement as a director, or until death. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. This deferred compensation is an unsecured obligation of the Company.

Retirement Income Plan

The Company’s retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan’s elimination continue to be eligible to receive benefits under the plan. Annual benefits payable under the plan equal one-half of the annual Board retainer (exclusive of any committee compensation and stock, RSU or option grants) in effect at the director’s retirement. Benefits are payable for the lesser of life or ten years.

Directors’ Charitable Gift Plan

The Directors’ Charitable Gift Plan was established in 1993. After the death of a director, the Company will donate five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by the Company.

A director is fully vested in the plan after five years of service as a director or upon death or disability. The plan is unfunded; the Company does not purchase insurance policies to satisfy its obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of the Company. Employee directors may participate in the plan if they pay their allocable cost.

Accidental Death and Disability Insurance

The Company also maintains $300,000 accidental death and disability insurance on nonemployee directors.

11 — ELECTION OF DIRECTORS

The 12 nominees for election as directors are identified on pages 15 through 17. With the exception of A. M. Cutler, all nominees are now members of the Board of Directors. One current director, M. Naitoh, is not standing for election. Mr. Naitoh is retiring pursuant to the age 70 retirement policy in the Board’s Corporate Governance Guidelines.

The Board has determined that, except for C. O. Holliday, Jr., the Chairman and CEO, each of the nominees is independent within the independence requirements of the New York Stock Exchange listing standards and in accordance with the Guidelines for Determining the Independence of DuPont Directors set forth in the Board’s Corporate Governance Guidelines. See pages 5-6.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate following recommendation by the Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

The following material contains information concerning the nominees, including their recent employment, other directorships, and age as of the 2008 Annual Meeting.

RICHARD H. BROWN, 60                                                             Director since 2001

Former chairman and chief executive officer of Electronic Data Systems Corporation, a leading global services company. Mr. Brown is a director of Browz Group, LC. He is a former member of The Business Council, The Business Roundtable, U.S.-Japan Business Council, the French-American Business Council, the President’s Advisory Committee on Trade and Policy Negotiations and the President’s National Security Telecommunications Advisory Committee.

ROBERT A. BROWN, 56                                                             Director since 2007

President of Boston University. He is a former provost and professor at the Massachusetts Institute of Technology. Dr. Brown is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the National Academy of Engineering and the President’s Council of Advisors on Science and Technology.

BERTRAND P. COLLOMB, 65                                                      Director since 2007

Former chairman and chief executive officer of Lafarge, a global manufacturer of building materials, headquartered in Paris, France. He is also a director of Total and ATCO Ltd. Mr. Collomb is chairman of the French Institute of International Relations (IFRI) and the French Institute for Science and Technology (IHEST). He is Vice Chairman of the Global Business Coalition Against HIV/AIDS. Mr. Collomb is founder of the Center for Management Research at the Ecole Polytechnique, former chairman of the World Business Council for Sustainable Development and a member of the Institut de France.

CURTIS J. CRAWFORD, 60                                                        Director since 1998

President and Chief Executive Officer of XCEO, Inc., a consulting firm specializing in leadership and corporate governance, and author of two books on these subjects. He formerly served as president and chief executive officer of Onix Microsystems, Inc. Dr. Crawford is a director of Agilysys, Inc., ITT Corporation and ON Semiconductor Corporation. He also serves as a trustee of DePaul University.

ALEXANDER M. CUTLER, 56

Chairman and Chief Executive Officer of Eaton Corporation, a global diversified industrial manufacturer. He formerly served as president and chief operating officer, executive vice president and chief operating officer-Controls and executive vice president-Operations. Mr. Cutler is a director of KeyCorp and the Greater Cleveland Partnership and is a member of the Yale University Development Board. He also serves on the board of the Musical Arts Association (Cleveland Orchestra).

JOHN T. DILLON, 69                                                                  Director since 2004

Retired chairman and chief executive officer, president and chief operating officer and executive vice president-Packaging of International Paper, a global paper and paper distribution, packaging and forest products company. He is Vice Chairman of Evercore Capital Partners, and a director of Caterpillar, Inc., Kellogg Company, and Vertis Inc. A member of The Business Council, Mr. Dillon is a former chairman of The Business Roundtable, was a member of the President’s Advisory Council on Trade Policy and Negotiations and served as chairman of the National Council on Economic Education.

ELEUTHÈRE I. DU PONT, 41                                                      Director since 2006

Senior Vice President, Operations and Chief Financial Officer of drugstore.com, a leading online provider of health, beauty, vision and pharmacy products. He formerly served as president and chief financial officer of Wawa, Inc., a chain of food markets in the mid-Atlantic region. Mr. du Pont serves as Chairman of the Longwood Foundation.

MARILLYN A. HEWSON, 54                                       Director since October 2007

Executive Vice President, Global Sustainment, for Lockheed Martin Aeronautics Company, a designer and producer of advanced military aircraft and related technologies. She previously served as president, Logistics Services, president, Kelly Aviation Center, L.P., and senior vice president, Corporate Shared Services, for Lockheed Martin Corporation. Ms. Hewson is a member of the Board of Advisors of the College of Commerce and Business of the University of Alabama.

CHARLES O. HOLLIDAY, JR., 60                                               Director since 1997

Chairman and Chief Executive Officer of DuPont. He is a former president, executive vice president, president and chairman — DuPont Asia Pacific and senior vice president. He is a director of Deere & Company and Chairman of The Business Roundtable’s Task Force for Environment, Technology and Economy and the U.S. Council on Competitiveness. Mr. Holliday is a founding member of the International Business Council, and a member of the National Academy of Engineering. He also serves as Chairman of Catalyst.

LOIS D. JULIBER, 59                                                                  Director since 1995

Retired vice chairman of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products. She formerly served as chief operating officer, executive vice president — Developed Markets, president, Colgate-Palmolive North America and chief technological officer of Colgate-Palmolive. Ms. Juliber is a director of Goldman Sachs and Kraft Foods Inc. She also serves as Chairman of the MasterCard Foundation and is a member of the board of trustees of Wellesley College, Girls Inc. and Women’s World Banking.

SEAN O’KEEFE, 52                                                                     Director since 2005

Chancellor Emeritus of Louisiana State University and former administrator of the U.S. National Aeronautics and Space Administration (NASA). He was appointed secretary of the Navy, and served as the comptroller and chief financial officer of the Department of Defense during the presidency of George H.W. Bush. Mr. O’Keefe is a director of Battelle Memorial Institute and Sensis Corporation, and a fellow of the National Academy of Public Administration and the International Academy of Astronautics.

WILLIAM K. REILLY, 68                                                             Director since 1993

Senior Advisor, TPG Capital LP and Founding Partner of Aqua International Partners, L.P., an affiliate which finances water supply and renewable energy. He formerly served as administrator of the United States Environmental Protection Agency, and president of the World Wildlife Fund and The Conservation Foundation. Mr. Reilly is a director of AgraQuest, ConocoPhillips, Energy Future Holdings, Enviance, Evergreen Holding Inc., Royal Caribbean International, National Geographic Society, the Packard Foundation and the American Academy in Rome. He also serves as Chairman Emeritus of the Board of the World Wildlife Fund, Chairman of the Advisory Board of the Nicholas Institute for Environmental Policy Solutions of Duke University, and Co-Chair of the National Commission on Energy Policy.

Ownership of Company Stock

Set forth below is certain information, as of December 31, 2007, concerning beneficial owners known to DuPont of more than five percent of DuPont’s outstanding Common Stock:

	Number of Shares	Percent of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Outstanding

Capital World Investors	46,219,200(1)	5.1%(1)
333 South Hope Street
Los Angeles, CA 90071

(1)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2008, Capital World Investors (“CWI”), a division of Capital Research and Management Company reported aggregate beneficial ownership of approximately 5.1%, or 46,219,200 shares, of DuPont Common Stock as of December 31, 2007. CWI reported that it possessed sole voting power over 4,650,000 shares and sole dispositive power over 46,219,200 shares. CWI also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

The following table includes shares of DuPont Common Stock beneficially owned by each director and nominee, by each executive officer named in the 2007 Summary Compensation Table on page 34 and by all directors and executive officers as a group as of December 31, 2007 (unless otherwise noted).

Under rules of the Securities and Exchange Commission, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual’s benefit.

	Amount and Nature of
	Beneficial Ownership
	(Number of Shares)
			Voting or		Percent
			Investment	Right to	of
Name	Direct(1)		Power(2)	Acquire(3)	Class(4)
R. H. Brown	14,800			20,000

R. A. Brown			110

B. P. Collomb	3,090

T. M. Connelly, Jr.	49,269			458,154

C. J. Crawford	9,366			20,000

A. M. Cutler	2,000	(5)

J. T. Dillon	5,153			8,700

E. I. du Pont	2,321		1,520,863

R. R. Goodmanson	92,581			1,090,301

M. A. Hewson	2,459

C. O. Holliday, Jr.	211,064			3,581,000

L. D. Juliber	22,974		600	20,000

J. L. Keefer	26,008			236,749

E. J. Kullman	43,667		7,149	475,894

M. Naitoh	18,937			20,000

S. O’Keefe	2,020

W. K. Reilly	28,703			20,000

Directors and Executive Officers as a Group	642,487		1,529,079	6,786,499	1.0%

(1)	These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account. Also included are stock units credited under the Variable Compensation Plan, the Salary Deferral and Savings Restoration Plan and the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, vested restricted stock units and shares resulting from option exercises for which delivery is deferred.

(2)	This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)	This column includes shares which directors and executive officers have a right to acquire through the exercise of stock options granted under DuPont’s stock option plans.

(4)	Unless otherwise indicated, beneficial ownership of any named individual does not exceed 0.5% of the outstanding shares of the class.

(5)	Ownership as of March 20, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the Securities and Exchange Commission. In 2007, one report for R. A. Brown, one report for B. P. Collomb and one report for S. O’Keefe covering one transaction each were filed late because of an administrative error.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during 2007 an officer or employee of DuPont or any of the Company’s subsidiaries nor was any such person a former officer of DuPont or any of the Company’s subsidiaries. In addition, no Compensation Committee member is an executive officer of another entity at which one of the Company’s executive officers serves on the board of directors.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement.

The Compensation Committee has also reviewed and discussed the CD&A with management.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and this Proxy Statement.

The members of the Compensation Committee of the Board of Directors have provided this report.

COMPENSATION COMMITTEE

John T. Dillon, Chair
Richard H. Brown
Curtis J. Crawford
Eleuthère I. du Pont

Compensation Discussion and Analysis (CD&A)

Executive Compensation Philosophy and Core Principles

At DuPont, we are focused on accomplishing our mission of sustainable growth, which we define as increasing stockholder and societal value while decreasing our environmental footprint throughout the value chains in which we operate. We strive to accomplish growth and innovation within our core values, which include: safety and health, environmental stewardship, highest ethical behavior, and respect for people. The executive compensation programs at DuPont are designed to attract, motivate, reward and retain the high quality executives necessary for the leadership of the Company and accomplishment of its strategies. The following principles guide the design and administration of those compensation programs:

•	Programs should include a strong link between pay and performance, measured at all levels (corporate, business segment or functional level as well as individual level) by placing a significant portion of compensation “at risk” based on Company and individual performance. Compensation relative to the market should reflect how well we, as a Company, perform in comparison to our peer group of companies.

•	Programs should align executives with stockholders by creating incentives which facilitate stock ownership and are based on performance measures that drive long-term sustained stockholder value growth.

•	Programs should reinforce business strategies and reflect the Company’s core values by rewarding improved business growth, promoting desired competencies and recognizing contributions to business success that are consistent with those core values.

•	Programs should assure access to needed talent and protect against competitor recruitment of that talent by attracting and retaining senior executives through compensation opportunities that are market competitive and commensurate with the executive’s responsibilities, experience and demonstrated performance.

Determining Executive Compensation

An important aspect of the Compensation Committee’s annual work relates to the determination of compensation for Company executives, including the CEO. In 2007, the Compensation Committee (the “Committee” for purposes of this CD&A) retained Frederic W. Cook & Co., Inc. (“Cook”) to serve as an independent compensation consultant to the Committee on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides advice, research and analytical services on a variety of subjects, including compensation of named executive officers (“NEOs”), nonemployee director compensation, and executive compensation trends. In 2007, the Committee engaged Cook to undertake a project related to the design of the Company’s 2008 short-term and long-term incentive programs, with specific emphasis on development of performance criteria designed to meet the Company’s pay for performance and retention objectives.

Our Board of Directors, upon recommendation of the Committee, establishes the plans that govern our various compensation programs and elements. Specific governance of those plans is outlined below; further information is presented in the discussion of each compensation element:

	Form of		Reviewed and
	Compensation	Plan/Governance	Recommended by:	Approved by:

CEO	Base Salary		Compensation Committee	Board of Directors
	Short-Term Incentives	Equity and Incentive Plan	Compensation Committee	Board of Directors
	Long-Term Incentives	Stock Performance Plan, Equity and Incentive Plan	Compensation Committee	Board of Directors
Other NEOs	Base Salary		CEO	Compensation Committee
	Short-Term Incentives	Equity and Incentive Plan	CEO	Compensation Committee
	Long-Term Incentives	Stock Performance Plan, Equity and Incentive Plan	CEO	Compensation Committee

Competitive Analysis

At DuPont, we benchmark compensation levels primarily against published compensation survey information that represents large companies with median revenue comparable to ours (“Market”), including surveys by Towers Perrin, Mercer, Watson Wyatt Data Services and Hay Group. We believe that this approach assures a consistent benchmarking for the CEO, other NEOs and other employees.

We also use a select group of peer companies (“Peer Group”) to benchmark pay design (mix, performance criteria, etc.), measure financial performance, and test the link between pay and performance. Peer Group compensation information is used only for the CEO and only as a secondary data point to test the results of our competitive Market analysis.

In 2007, the Committee, with input from management and Cook, revised our Peer Group. The new Peer Group will be effective for 2008 and beyond and represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and is comprised of large U.S.-based companies with a strong scientific focus and/or research intensity and a strong international presence.

To help guide the selection process in an objective manner, the Committee and the Company established the following criteria for selecting the new Peer Group.

•	Strong performer
•	U.S.- based companies to facilitate pay design and performance comparisons
•	Scientific focus/research intensity
•	Meaningful international presence

Strong science capabilities have been the driving force behind our transformation over the past decade. Our new Peer Group reflects that transformation through a concentration on research intensive companies with a scientific focus and a parallel move away from commodity-based chemical companies, such as Dow and PPG.

The new Peer Group includes the following companies:

3M Company	Ingersoll-Rand Company Limited

Abbott Laboratories	Johnson & Johnson

Air Products & Chemicals, Inc.	Johnson Controls, Inc.

Baxter International Inc.	Kimberly-Clark Corporation

The Boeing Company	Merck & Company, Inc.

Caterpillar Inc.	Monsanto Company

Eastman Kodak Company	Motorola, Inc.

Emerson Electric Co.	The Procter & Gamble Company

Hewlett-Packard Company	Rohm and Haas Company

Honeywell International Inc.	United Technologies Corporation

Total Compensation Review

In addition to reviewing external compensation practices, the Committee reviews all components (including perquisites) of the current and historic compensation of the CEO and other NEOs. The 2007 analysis included a comprehensive review of past compensation actions and the development of detailed tally sheets for the CEO and other NEOs. Tally sheets permit the Committee to bring together, in one place, all of the elements of actual and potential future compensation of the CEO and other NEOs, as well as information about wealth accumulation, so that the Committee may analyze both individual elements of compensation (including mix) as well as aggregate total amount of actual and projected compensation.

Tally sheets used for 2007 included the following information: current base salary, current short and long-term incentive opportunities, cash compensation history (including short-term incentives), equity award history (with potential values), cash flow history and stock option exercise history, as well as a review of the benefits that would become payable upon various termination scenarios.

Pay Equity Multiple

Since the early 1990’s, we have tested CEO compensation relative to next level executives to establish an internal competitive benchmark to safeguard against excessive CEO compensation. In 2006, to create stronger program parameters, the Committee revised the Pay Equity Multiple practice to expand the comparison group from the second level executive to include all active NEOs, and to apply a pay equity multiple of two to three times total cash compensation, reflecting the broader target compensation levels of this expanded group. Using NEOs as the comparison group provides for a stable group not dependent on titles and gives us the further advantages of transparency and the ability to compare to the Peer Group or other companies.

In addition, given the significant role long-term incentives play in CEO compensation, the Committee specifically monitors long-term incentives and has established a pay equity multiple of three to four times total direct compensation, which includes long-term equity awards.

We will strive for consistency of both multiples over the long term, with the understanding that the Committee may need flexibility to address any potential concerns, which may have a short-term impact on the multiples.

Executive Compensation Overview

Our executive compensation programs support our business strategies by providing incentives to executives to grow the business, increase earnings, improve return on investments, and grow stockholder value, all in a manner consistent with our values. In addition to aligning executives’ interests with those of the stockholders, we recognize the individual and team performance of each executive in meeting our business objectives.

Components of the Executive Compensation Program

We believe that a performance-oriented program which provides competitive compensation, maintains internal equity and is cost effective, allows us to attract and retain superior executive talent and remain true to our executive compensation philosophy and core values.

Our executive compensation program consists of the following components:

•	base salary
•	annual short-term incentive awards
•	long-term incentive awards

-	stock options
-	performance-based restricted stock units (“PSUs”)
-	time-vested restricted stock units (“RSUs”)

•	benefits
•	limited perquisites

-	financial counseling
-	CEO personal use of corporate aircraft

Base Salary

Base salaries serve as the foundation of our compensation program. The majority of other executive compensation elements, including annual short-term incentives, long-term incentives, and retirement benefits are driven from base salary or the midpoint of the salary structure. Consistent with our policy for all employees, base salaries for the CEO and other NEOs are targeted at the Market median.

Management establishes salary rates and develops recommended salary increases for NEOs on the basis of performance, responsibilities, experience, market competitiveness, tally sheet review and internal equity.

The Committee reviews management’s recommendations and approves any base salary change for each NEO.

The Committee reviews CEO Market and Peer Group data provided by Cook and, in executive session without management present, develops a recommended base salary increase for the CEO, based on performance, competitiveness, tally sheet review and internal equity. Final compensation actions for the CEO are approved by the independent Board members.

Annual Short-Term Incentives

The cash-based award component (“STIP”) of our Equity and Incentive Plan (“EIP”) is designed to align participants with our annual goals and objectives and stockholders’ interests. The STIP provides approximately 6,400 employees, including the CEO and other NEOs, with a compensation component that is directly linked to our financial and operational performance for the year.

Management recommends and the Committee approves STIP targets for all participants, based on an evaluation of Market medians. In addition, at the beginning of each performance year, the STIP target for the CEO is reviewed by the Committee and approved by the independent Board members based on competitive Market data. At the conclusion of each performance period, the CEO’s STIP award is reviewed by the Committee and approved by the independent Board members.

For 2007 and the past several years the formula used to calculate STIP awards has been:

[(Corporate Performance × 50%) + (Business Unit Performance 50%)] × Individual Performance × STIP Target

At the beginning of each fiscal year, the Committee approves the performance measures and weightings assigned to each measure. These performance measures were selected to drive sustainable, profitable growth and return on investment in the business markets in which the Company competes. For 2007, those measures and weightings were:

Performance Element	Weighting	Metrics

Corporate Performance	25%	EPS Earnings per share (“EPS”) excluding significant items compared to prior year’s performance
	25%	ROIC Return on invested capital (“ROIC”) versus financial commitment for the year

Business Unit Performance	50%	CEO and other corporate positions Weighted average of performance for the business units (see below)

		Business unit positions
		ATOI — 17% [Business unit after-tax operating income (“ATOI”) (excluding significant items) versus financial commitments for the year]
		Revenue — 16.5% [Business unit revenue versus financial commitments for the year]
		Free Cash Flow — 16.5% [Business unit free cash flow versus financial commitments for the year]

Individual Performance	N/A	Based on the employee’s performance versus personal, predetermined critical operating tasks or objectives (e.g., attainment of specific sales goals, achievement of fixed cost reduction targets, successful introduction of a new product). In addition to the employee’s contribution to the Company results, a factor in determining individual performance is a qualitative assessment of performance on the Company’s core values: safety and health; environmental stewardship; highest ethical behavior; and respect for people.

The measures of EPS, ROIC and business unit ATOI that are used for calculation of STIP awards exclude significant items, as defined for our internal reporting purposes. Although not in accordance with Generally Accepted Accounting Principles (GAAP) in the United States, we believe that these measures are appropriate because they provide a more realistic view of the operating performance of our individual business units.

For the CEO and other NEOs, the final performance determination for 2007 was as follows:

	2006 EPS	2007 EPS	Payout Factor

EPS — year over year (excluding significant items)	$2.88(1)	$3.28(1)	114%

	Target	2007 Actual

ROIC — versus Target	16.3%	16.2%	99%
Corporate Factor (Avg. of EPS and ROIC)			107%
Weighted Average Business Unit Factor			114%
Overall Payout Factor (Avg. of Corporate and Business Unit Factor)			111%

(1)	The reconciliation below shows how EPS (excluding significant items) from the chart above was calculated from EPS as reported in the Company’s audited financial statements for the respective year.

	2006	2007

EPS (excluding significant items)	$2.88	$3.28
Significant Items	0.50	(0.06)
Reported EPS	3.38	3.22

Total annual STIP award payout is limited to 20% of consolidated net income before significant items after deducting six percent of net capital employed. Each year the Committee reviews operating results, excluding all significant items, in determining the overall limit on STIP awards. This ensures that the amount available for STIP awards fluctuates in relation to the Company’s operating results. Over the past ten years, the Committee has approved payments on average of 46% of the maximum available, ranging from 31% to 87%. The final 2007 STIP award payout pool of $163 million was 31% of this maximum available amount.

STIP Changes for 2008

For 2008, the STIP awards will be determined based on the following measures and weightings:

Performance Element	Weighting	Metrics

Corporate Performance	20%	EPS EPS excluding significant items compared to prior year’s performance

Business Unit Performance	60%	CEO and other corporate positions Weighted average of performance for the business units (see below)

		Business unit positions
		ATOI — 20% [Business unit ATOI (excluding significant items) versus financial commitments for the year]
		Revenue — 20% [Business unit revenue versus financial commitments for the year]
		Cash Flow From Operations — 10% [Business unit cash flow from operations versus financial commitments for the year]
		Dynamic Planning Factor — 10% [Based on achievement of specified strategic objectives]

Individual Performance	20%	Based on the employee’s performance versus personal, predetermined critical operating tasks or objectives (e.g., attainment of specific sales goals, achievement of fixed cost reduction targets, successful introduction of a new product). In addition to the employee’s contribution to the Company results, a factor in determining individual performance is a qualitative assessment of performance on the Company’s core values: safety and health; environmental stewardship; highest ethical behavior; and respect for people.

Long-Term Incentives

Objectives

We also provide long-term and “at risk” incentive compensation under our Stock Performance Plan and EIP to accomplish the following objectives:

•	Provide more significant incentive for individuals who are responsible for our long-term growth and success

•	Link pay and performance — accelerate growth and balance this growth with productivity, profitability, and capital management

•	Align the interests of executives with stockholders

-	Increase stockholder value
-	Incorporate key metrics that drive stockholder value

•	Attract, retain and motivate executive talent

-	Align with competitive market practice
-	Motivate higher levels of performance

•	Balance plan costs, such as accounting expense and share dilution, with employee-perceived value, potential wealth creation opportunity and employee share ownership expectations

•	Ensure rewards pay out over multiple years to keep executives focused on longer-term results

Methodology

For 2007, we established target levels as a number of shares by salary level. The stock price used to develop the number of shares is based on a long-term average, with the price rounded to the nearest whole dollar. Changes for 2008 are outlined below.

Equity Grant Practices

All equity grants are issued under the Stock Performance Plan (prior to May 2007) and the EIP (starting in May 2007) and must be approved by the full Board or the appropriate Board committee.

Since 1998, annual grants to all employees including executives have been made at a pre-established Committee meeting in early February. This allows sufficient time for the market to absorb announcement of annual earnings, which is typically made during the fourth week of January. We do not time equity grants in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant.

Any occasional special grants to employees who are not executive officers are approved by the Special Stock Performance Committee (consisting of the Chairman of the Board and the Chair of the Compensation Committee), to which the Board of Directors has delegated the authority to approve special equity grants. Grants are effective on the date of Special Stock Performance Committee approval.

Equity Vehicle Mix

To achieve the various long-term incentive objectives outlined above, our long-term incentive (“LTI”) program for executives consists of one-third each stock options, PSUs and RSUs.

This balanced program allows us to reinforce specific business objectives, address business circumstances, talent needs and philosophical considerations and support our culture. The following table summarizes the performance drivers, mix and objectives for our LTI components:

LTI Mix

	Stock Options	PSUs	RSUs

CEO and Other NEOs	1/3	1/3	1/3

Performance Drivers	• Stock price appreciation (longer-term)	• ROIC • Revenue growth (intermediate-term)	• Stock price appreciation (intermediate-term)

Objectives	• Stockholder alignment and alignment with long-term business objectives • Stock ownership • Lead/support business strategy as it changes • Retention
 •   Stockholder alignment and focus on business priorities such as revenue growth and ROIC (as defined by the Company)

 •   Drive operating and financial performance

 •   Specific alignment with objectives for balanced growth, profitability and capital management

 •   Stock ownership

 •   Retention
• Capital accumulation • Retention • Stock ownership

Participation

About 2,200 employees, including the CEO and other NEOs, key global leaders, and middle management, received LTI awards in 2007.

Target Levels

The Committee establishes LTI targets for each participating level at approximately the competitive Market median. Actual grants can range from 0% to 200% of the target for each level of responsibility. The range reflects employees’ current contributions to future strategic value creation as well as future potential to create strategic value for the Company, including the achievement of longer-term critical operating tasks such as driving research productivity, liberalizing key production capacity, developing sales capability and growing sales in emerging markets. Generally, individual LTI awards range from 90% to 110% of target for the respective level.

Stock Options

Nonqualified stock option grants are typically made annually at the closing price on the date of grant, vest in one-third increments over three years and carry a term of six years, which we believe creates a strong performance and retention incentive.

Beginning with grants made in 2003, the Company has expensed stock options. We have never repriced stock options and have no intent to reprice options in the future. A reload feature is available for options granted from 1997 through 2003 to facilitate stock ownership by management. Effective with options granted in 2004, option grants do not include a reload feature and we do not intend to add this feature in the future.

PSUs

The PSU program ensures both stockholder alignment and focus on business priorities, by clearly communicating what is most important in driving business performance and ultimately creating stockholder value.

Typically, PSUs are awarded at the beginning of a three-year performance cycle to each executive. At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on pre-established, performance-based corporate objectives in both revenue growth (versus Peer Group for PSUs issued in 2007) and ROIC (versus an internal target for PSUs issued in 2007) over the three-year performance period. The payout on PSUs granted in 2007 will be determined based on the table below, using the Peer Group that was in effect on the date of grant.

Performance Targets

2007	2008	2009	DuPont Annualized Revenue Growth vs. Peers
ROIC Result as of	ROIC Result as of	ROIC Result as of	<25th	25th to 40th	40th to 60th	60th to 75th	> 75th
12/31/2007	12/31/2008	12/31/2009	Percentile	Percentile	Percentile	Percentile	Percentile
≥18%	≥19%	≥19.5%	50%	90%	135%	165%	200%
17% - 17.9%	18% - 18.9%	18.5% - 19.4%	0%	65%	110%	135%	165%
15.5% - 16.9%	16.5% - 17.9%	17.0% - 18.4%	0%	40%	90%	110%	135%
13% - 15.4%	14% - 16.4%	14.5% - 16.9%	0%	25%	40%	65%	90%
≤12.9%	≤13.9%	≤14.4%	0%	0%	0%	0%	0%

RSUs

RSUs offer a retentive feature to our LTI program and also provide further alignment with stockholders through increased ownership levels. RSUs typically are granted annually and vest over a three-year period.

LTI Changes for 2008

LTI awards under the Company’s EIP for 2008 were established as a dollar value. The dollar value of an award was translated into an equal mix, by fair value on the date of grant, of stock options, RSUs and PSUs. The formula for determining payouts for PSUs issued in 2008 will be:

Revenue Growth Payout % x Target Award x 50%	+	Total Shareholder Return (TSR) Payout % x Target Award x 50%	=	Final Award

DuPont Revenue Growth or TSR vs.
Peer Group	Revenue Growth Payout % or TSR Payout %
Below 25th percentile*	0
At 25th percentile*	25
At 50th percentile*	100
At or above 75th percentile*	200
*Interim points are interpolated

Benefits

Our global benefit philosophy for employees, including the NEOs and other executive officers, is to provide a package of benefits consistent with local practices and competitive within individual markets.

Our executive officers participate in the same health and welfare and retirement programs on the same terms and conditions as other employees. For U.S. parent company employees, this offering consists of the following:

•	Standard range of medical, dental and vacation benefits, as well as life insurance and disability coverage
•	Participation in the DuPont Pension and Retirement Plan and the DuPont Savings and Investment Plan

The Pension and Retirement Plan is a tax-qualified defined benefit plan under which benefits are based primarily on an employee’s years of service and final average pay. The Savings and Investment Plan is a tax-qualified defined contribution plan that includes a 401(k) feature.

In August 2006, the Company announced major changes to the Pension and Retirement Plan. Effective January 1, 2008, eligible full-service employees on the rolls as of December 31, 2006 will continue to accrue benefits in the plan, but at a reduced rate of about one-third of its previous level. In addition, Company-paid postretirement survivor benefits for these employees will not continue to grow after December 31, 2007. Employees hired after December 31, 2006 do not participate in the plan.

As part of the retirement plan changes in August 2006, the defined contribution benefits for most U.S. parent company employees are in transition. Effective January 1, 2007, for employees hired on that date or thereafter and effective January 1, 2008, for active employees as of December 31, 2006, the Company will contribute 100% of the first six percent of the employee’s contribution election and also contribute three percent of each eligible employee’s eligible compensation regardless of the employee’s contribution. In addition, the definition of eligible compensation has been expanded to be similar to the definition of eligible compensation in the Pension and Retirement Plan.

In addition to these tax-qualified retirement plans, executive officers may participate in nonqualified retirement plans we offer that restore those benefits that cannot be paid as a result of Internal Revenue Code (“IRC”) limits applicable to tax-qualified retirement plans, including:

•	The Pension Restoration Plan. The purpose of the plan is to restore those benefits that cannot be paid by the Pension and Retirement Plan as a result of IRC limits applicable to tax-qualified pension plans.

•	The Salary Deferral and Savings Restoration Plan. The purpose of the plan is to provide eligible employees the opportunity to defer salary and receive a Company match on compensation that is ineligible to be considered in calculating benefits under the Savings and Investment Plan due to IRC limits on compensation. A Company match is credited in an equivalent amount to what would have been provided under the tax-qualified savings plan absent IRC limits.

These plans apply to all eligible employees who exceed the IRC limits. Retirement benefits in excess of these limits are paid from our operating cash flows.

Perquisites and Personal Benefits

As a matter of business philosophy, we provide very limited perquisites or personal benefits to senior executive officers (including the CEO). All employees in the Stock Performance Plan or EIP (approximately 2,200 employees) are provided financial education services such as seminars which are focused on assisting employees to achieve the highest value from our compensation and benefits programs. In addition, personal financial counseling (excluding tax counseling) is provided to senior leaders.

Company Aircraft

The Company aircraft are dedicated primarily to senior management support and are intended for business travel only. An exception is provided for the Chairman and CEO, who is required, under our personal security policy, to use Company aircraft for all air travel needs, including nonbusiness air travel. Costs associated with nonbusiness travel are treated as personal benefits for Mr. Holliday and are disclosed as such in the “All Other Compensation” column in the 2007 Summary Compensation Table on page 34.

Our policy regarding use of the corporate aircraft by executive officers is driven by business efficiency considerations and security concerns. The policy is reviewed periodically in light of emerging developments concerning those areas. Changes in levels of security risks in certain countries could, for example, result in modifications regarding use of corporate aircraft to those destinations.

Compensation of the CEO

The evaluation of the CEO is one of the fundamental duties of the Board of Directors. Following a self-assessment by Mr. Holliday, the independent Board members review the CEO’s performance in executive sessions.

In addition to independent Board members’ assessment of performance, the Committee considers competitive Market information and reviews the compensation of CEOs of the Peer Group. The Committee also assures that targeted pay equity multiples are met when determining CEO pay recommendations for approval by the independent Board members.

In reaching its recommendation on Mr. Holliday’s 2008 base pay, 2007 STIP award and 2008 LTI award, the Committee evaluated Mr. Holliday based on the Company’s overall financial, strategic and operational performance for 2007, progress on long-term strategic objectives, and against the Company’s core values. Specifically, the Committee considered the following factors:

•	Strength of Company Financial and Operational Performance

-	Top line growth: seven percent (including strong growth outside the U.S., particularly in emerging markets)

-	EPS (excluding significant items): 14% increase over last year despite slow U.S. housing and automotive markets and record high oil prices

-	Overall segment pre-tax operating income margin: 17%

-	Completed stock repurchase: 12% of outstanding stock for $5 billion

-	11% increase to the dividend rate: twice the average of the S&P 500 on a per share basis

•	Safety, Environment, and Compliance

-	Outstanding safety performance with 27% reduction in Total Recordable Cases

-	Demonstrated sustained environmental leadership with key roles in climate policy debate (co-chair of the World Business Council for Sustainable Development (WBCSD) and founding member of United States Climate Action Partnership (USCAP))

-	Championed partnership with Environmental Defense Fund to develop nanotechnology framework to identify, manage and reduce potential health, safety and environmental risks of nanoscale materials across all lifecycle stages

•	Strategic Direction Performance

-	Innovative leadership driving the convergence of biology and chemistry and the creation of new bioscience technologies and products to meet critical global needs

-	Maintenance of strong balance sheet and high cash flow, enabling the Company to weather an economic downturn, and assuring borrowing power to fund growth investments and opportunities as they develop

-	Continuing to drive growth in emerging markets to counter-balance softness in the North American automotive and residential housing markets

-	Strong focus on outstanding leadership team supporting a culture based on DuPont’s core values

-	Management of risk and reputation and sustainment of DuPont’s position as one of the most admired companies (FORTUNE — #1 Chemical company, among FORTUNE’s Global Most Admired Companies)

•	Tally Sheet Review

-	The tally sheet review confirmed that decisions made by the Committee in the past resulted in compensation aligned with our performance and external benchmarks (including Market and Peer Group comparisons). The analysis also confirmed that there were no unexpected consequences flowing from past compensation decisions.

•	Pay Equity Multiple

-	To further validate its decisions, the Committee reviewed the CEO’s pay equity multiple relative to the other NEOs and found them to be on the low end of the established range for total direct compensation.

-	The final 2007 multiples and the target 2008 multiples are as follows:

Element (Pay Equity
Multiple Range)	Actual 2007	Target 2008
Total Cash (2 - 3 times NEO)	2.7	2.5
Total Direct (3 - 4 times NEO)	2.9	3.1

Based on this careful evaluation, the independent members of the Board of Directors approved the following compensation actions:

1.	Base Pay

For 2007, the Board approved a 2.1% increase in salary to $1,320,000. This increase placed the CEO base salary below the Market median.

For 2008, the Board considered external Market information as well as the salary budget increase of 3.75% set for U.S. professional employees and approved a 3.75% increase in salary to $1,369,500. This increase maintains Mr. Holliday’s competitive position slightly below the Market median.

2.	STIP Award

Mr. Holliday’s STIP award for 2007 was $2,207,000. The computation of Mr. Holliday’s STIP award was consistent with the formula for other corporate employees, reflecting the 111% final performance factor based on corporate and business unit financial results. In addition, the Committee recommended an Individual Performance Factor of 107% to reflect Mr. Holliday’s contribution to strong Company performance.

3.	LTI Award

After careful review of the Market data, the Committee approved a 2007 LTI award, delivered in an equal mix in value of 228,000 stock options, 42,500 RSUs and 42,500 PSUs.

The Board approved an LTI award for 2008 that was equal in value to the LTI award for 2007, which resulted in an award of 408,806 stock options, 48,428 RSUs and 48,428 PSUs. The grant date fair value of the award was $6.5 million, which is approximately 25% below the Market median. The award is also consistent with the Board’s long standing goal of rewarding and retaining executives at levels that (i) reflect past performance and future potential, and (ii) maintain internal consistency.

The following provides a summary of Mr. Holliday’s total direct compensation for 2007. Additional information can be found in other sections of this Proxy Statement.

CEO	Base Salary	STIP	LTI	Total Direct Compensation
C. O. Holliday, Jr.	$1,320,000	$2,207,000	$6,497,290	$10,024,290

Compensation of the Other NEOs

In 2007, compensation for the NEOs was as follows. This information is also reflected in the 2007 Summary Compensation Table on page 34 and the 2007 Grants of Plan-Based Awards table on page 36. The LTI values in the table below (and in the table above for the CEO) indicate the total SFAS No. 123(R) value of LTI awards granted in 2007. These values differ from the values shown in the 2007 Summary Compensation Table, which is prepared under the SEC’s proxy statement disclosure rules and represents the total accounting expense recognized in 2007 under SFAS No. 123(R) with respect to LTI awards.

In finalizing equity awards, the Committee took into consideration the fair value of the award and not the accounting expense for 2007.

The Committee approves compensation actions for the NEOs and all other executive officers, excluding the CEO. The Committee’s decisions are based on a review of an individual executive officer’s contributions during the year as well as on an analysis of the ability of the individual to contribute to the success of the Company in the future. In making its determinations regarding compensation for executive officers in 2007, the Committee reviewed such factors as achievement of cost-reduction goals, improvement in return on investment in research and development, growth in emerging markets, and maintenance of a strong balance sheet, as well as performance on the Company’s core values.

This table (and the table above for the CEO) provides for a more concise overview of the Committee’s analysis and decisions and is not a substitute for the information provided in the 2007 Summary Compensation Table or 2007 Grants of Plan-Based Awards table required by the Securities and Exchange Commission and included in this Proxy Statement.

	Base			Total Direct
NEO	Salary(1)	STIP(2)	LTI(3)	Compensation
J. L. Keefer	$545,360	$585,000	$1,515,056	$2,645,416
E. J. Kullman	595,200	614,000	2,148,986	3,358,186
R. R. Goodmanson	835,384	918,000	2,786,435	4,539,819
T. M. Connelly, Jr.	612,000	614,000	2,019,157	3,245,157
TOTAL	2,587,944	2,731,000	8,469,634	13,788,578

(1)	Reflects 2007 base salary also reported in the 2007 Summary Compensation Table on page 34.

(2)	Reflects STIP for 2007, paid in 2008, also reported in the 2007 Summary Compensation Table on page 34. Target STIP levels can be found in the 2007 Grants of Plan-Based Awards table on page 36.

(3)	Fair value of 2007 LTI awards. Also reflected in the 2007 Grants of Plan-Based Awards table on page 36.

A tally sheet review for each NEO confirmed that the compensation reflected in the table above, when considered in the context of decisions made by the Committee in the past, is aligned with performance and external benchmarks (Market comparisons). The analysis also confirmed that there were no unexpected consequences flowing from past compensation decisions.

Employment/Severance Arrangements

DuPont generally does not enter into employment agreements (including severance agreements) with executives. The Company’s Career Transition Financial Assistance Plan currently provides termination benefits equal to one month’s pay for each two years of service, with a maximum of twelve months’ pay. For purposes of the Plan, pay equals base salary plus last actual short-term incentive. The program applies to substantially all U.S. parent company employees terminated for lack of work, including executives. On occasion, the Company may negotiate individual arrangements for senior executives and has entered into an agreement with R. R. Goodmanson. For details of this agreement, see Retention Agreement on page 33.

Change in Control Arrangements

DuPont does not currently have Change in Control Arrangements in place. As part of the overall review of compensation policies and programs, this subject is periodically reviewed against market place practices and business necessity.

Section 162(m) of the Internal Revenue Code of 1986

The federal tax laws impose requirements in order for compensation payable to the CEO and certain executive officers to be fully deductible. The Company believes it has taken appropriate actions to maximize its income tax deduction.

IRC Section 162(m) generally precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 for its CEO or any of its three other highest-paid executive officers (other than the CEO or Chief Financial Officer), unless certain specific and detailed criteria are satisfied.

Annually, the Company reviews all compensation programs and payments to determine the tax impact on the Company as well as on the executive officers. In addition, the Company reviews the impact of its programs against other considerations, such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, some compensation may not be deductible under IRC Section 162(m).

The Company will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of DuPont and its stockholders.

Stock Ownership Guidelines

The Company believes senior executives should have a significant equity position in the Company. Stock ownership guidelines are in place to align executive officers and other senior leaders with the interests of stockholders and to encourage a longer-term focus in managing the Company. The guidelines require that executive officers accumulate and hold, within three years of the date of achieving the various executive levels, shares of DuPont Common Stock with a value equal to a specified multiple of base pay. The multiples for specific executive levels are set forth below:

CEO	5x
Executive Vice President	4x
Senior Vice President / Group Vice President	3x
Vice President	1.5x

An annual review is conducted to assess compliance with the guidelines. The CEO and other NEOs exceed the ownership guidelines.

DuPont stock may be held in various forms to achieve the applicable ownership guidelines. These forms include: shares owned outright, shares held in the Savings and Investment Plan, stock units held in the Salary Deferral and Savings Restoration Plan, deferred stock units and RSUs. Unexercised stock options, including vested options, as well as unvested PSUs are not included in determining whether an executive has achieved the ownership levels set forth above.

Compensation Recovery Policy (Clawbacks)

The EIP contains a “clawback” provision under which (1) a grantee forfeits the right to receive future awards under the EIP, and (2) the Company may demand repayment of awards if the grantee engages in misconduct, including grantee’s conduct that (i) results in termination for cause (as defined in the plan), (ii) breaches a noncompete or confidentiality clause between the Company and grantee or (iii) results in the Company restating financial statements due to material noncompliance and the grantee either (A) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company or (B) personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur. A grantee is entitled to a hearing before the full Committee at which the grantee may be represented by counsel. Consistent with the standard applicable to other Board and Committee actions, the decision of the Committee is effective if approved by the majority of the Committee’s members.

Awards granted under the Stock Performance Plan are subject to forfeiture if the Committee determines, after a hearing, that the grantee willfully engaged in any activity harmful to the interest of the Company. The Stock Performance Plan does not define specific instances of misconduct. Rather, what constitutes “activity harmful to the interest of the Company” is a determination made by the Committee based on the facts and circumstances in the situation at issue.

Retention Agreement

R. R. Goodmanson

In July 2004, the Company entered into a retention agreement with R. R. Goodmanson. Mr. Goodmanson joined the Company as an external executive hire in the position of Executive Vice President. This retention agreement superseded an agreement between the Company and Mr. Goodmanson dated April 22, 1999, as amended and restated March 15, 2004.

Mr. Goodmanson’s original agreement provided for a severance payment of two years pay (salary plus STIP) in the event of termination by the Company on or before May 1, 2004. The existing retention arrangement extended the period through which such a severance benefit is payable until May 1, 2009, and provides that Mr. Goodmanson’s target STIP award will be used in the calculation of any severance payment.

The retention agreement further provides that Mr. Goodmanson will be entitled to a special award of $1,000,000 if he remains with the Company through May 1, 2009 or is terminated by the Company (other than for cause) before that date, and that he will be eligible for retiree medical, dental and life insurance coverage regardless of the age at which he retires from the Company.

In consideration of these benefits, Mr. Goodmanson is subject to a noncompete agreement for one year following employment termination and requirements that he not disparage the Company or, for one year following employment termination, solicit Company employees or customers. He is also subject to a confidentiality agreement covering Company trade secrets and proprietary information.

Compensation of Executive Officers

2007 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Named Executive Officers (“NEOs”) for the fiscal year ending December 31, 2007. The NEOs are the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount of change in pension value and nonqualified deferred compensation earnings).

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All other
Principal Position	Year	Salary(1)	Bonus	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total
C. O. Holliday, Jr.	2007	$1,320,000	$—	$2,863,902	$3,097,291	$2,207,000	$(1,339,002)	$57,597	$8,206,788
Chairman & Chief Executive Officer	2006	1,293,000	—	2,494,199	3,839,433	2,103,000	896,900	65,326	10,691,858

J. L. Keefer	2007	545,360	—	1,420,598	621,413	585,000	778,597	15,438	3,966,406
Executive Vice President & Chief Financial Officer	2006	451,014	—	1,183,622	526,922	459,000	994,543	22,242	3,637,343

E. J. Kullman	2007	595,200	—	2,188,169	926,546	614,000	236,787	26,729	4,587,431
Executive Vice President	2006	537,640	—	1,944,478	843,871	596,000	416,344	26,486	4,364,819

R. R. Goodmanson	2007	835,384	—	1,538,013	883,739	918,000	211,351	33,669	4,420,156
Executive Vice President & Chief Operating Officer	2006	811,000	—	766,992	835,015	850,000	316,234	33,228	3,612,469

T. M. Connelly, Jr.	2007	612,000	—	1,374,082	867,139	614,000	429,425	24,809	3,921,455
Executive Vice President & Chief Innovation Officer	2006	566,640	—	869,059	864,739	596,000	725,555	23,664	3,645,657

(1)	Includes compensation which may have been deferred at the executive’s election. Such amounts are also included in the 2007 Nonqualified Deferred Compensation table — “Executive Contributions in 2007” column on page 44.

(2)	Represents the compensation costs of time-vested restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) under SFAS No. 123(R) reflected in the Company’s financial statements. Compensation cost for the regular RSUs granted on February 7, 2007 was fully recognized in 2007 for those executives who are retirement eligible (C. O. Holliday, J. L. Keefer, E. J. Kullman, and T. M. Connelly). Regular RSUs for nonretirement eligible employees and special RSUs are expensed ratably over the vesting period. Compensation cost for PSUs is recognized ratably over the 36-month performance period.

(3)	Represents the compensation costs of stock options under SFAS No. 123(R) reflected in the Company’s financial statements. Assumptions used in determining the SFAS No. 123(R) values can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, under footnote 22 Compensation Plans — Stock Options. Compensation cost for awards granted in 2007 was fully recognized in 2007 for those executives who are retirement eligible (C. O. Holliday, J. L. Keefer, E. J. Kullman, and T. M. Connelly). For nonretirement eligible employees the compensation cost is recognized over the vesting period.

(4)	Represents payouts under the cash-based award component (“STIP”) of the Equity and Incentive Plan (“EIP”) for services performed during 2007. Includes compensation which may have been deferred at the executive’s election. Such amounts are also included in the 2007 Nonqualified Deferred Compensation table — “Executive Contributions in 2007” column on page 44.

(5)	Amounts reflect the estimated increase in the actuarial present value of accumulated benefits for each of the NEOs at age 65. Assumptions are further described under Pension Plan Benefits on page 41 and in the Pension Benefits table on page 42. Although Mr. Holliday accrued additional benefits in 2007, the present value of his pension benefits decreased. Such decrease was primarily due to changes in the actuarial assumptions used to calculate the present value of pension benefits. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 21 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

This column is also intended to report above market earnings on nonqualified deferred compensation balances. Because the Company does not credit participants in the nonqualified plans with above market earnings, no such amounts are reported here.

(6) All Other Compensation amounts as follows:

				Registrant	Registrant
				Contributions to	Contributions to
		Personal	Company	Defined	Nonqualified
	Financial	Use of	Car/	Contribution	Contribution
Name	Counseling	Aircraft(a)	Parking	Plans(b)	Plans(c)	Total

C. O. Holliday, Jr.	$5,000	$12,742	$390	$6,750	$32,715	$57,597
J. L. Keefer	8,688			6,750	0	15,438
E. J. Kullman	8,873			6,750	11,106	26,729
R. R. Goodmanson	8,607			6,750	18,312	33,669
T. M. Connelly, Jr.	8,699			4,500	11,610	24,809

(a)	DuPont policy requires the CEO to use Company aircraft for security reasons whenever practicable. The amount reflected in this column represents the aggregate incremental cost to the Company of all personal travel by Mr. Holliday and his guests on Company aircraft. Incremental cost is calculated based on the variable operating costs to the Company, including fuel, mileage, trip-related maintenance, weather-monitoring costs, crew travel expenses, on-board catering, landing/ramp fees and other variable costs. Fixed costs which do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded. The benefit associated with personal use of Company aircraft is imputed as income to Mr. Holliday at Standard Industry Fare Level (“SIFL”) rates. SIFL rates are rates determined by the U.S. Department of Transportation. They are used to compute the value of nonbusiness transportation aboard employer-provided aircraft as required by the Internal Revenue Service. SIFL rates are used in the calculation of the income imputed to executives in the event of personal travel on Company aircraft. Mr. Holliday does not receive any gross-up for payment of taxes associated with the described benefit.

(b)	Amounts represent the Company’s match to the Savings and Investment Plan on the same basis as provided to all employees.

(c)	Amounts represent the Company’s match to the Salary Deferral and Savings Restoration Plan on the same basis as provided to all employees who fall above the applicable Internal Revenue Code (“IRC”) limits.

2007 GRANTS OF PLAN-BASED AWARDS

The following table provides information on STIP, stock options, RSUs and PSUs granted in 2007 to each of the Company’s NEOs. The accounting expense recognized on these awards is reflected in the 2007 Summary Compensation Table on page 34.

								All Other	All Other
								Stock	Option
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise	Grant Date
		Under Non-Equity			Under Equity			Number of	Number of	or Base	Fair Value
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			Shares	Securities	Price of	of Stock
	Grant	Thres-			Thres-	Target	Maximum	of Stock	Underlying	Option	and Option
Name	Date	hold	Target	Maximum	hold (#)	(#)	(#)	or Units(3)	Options(4)	Awards	Awards(5)
C. O. Holliday, Jr.	2/7/07	$—	$1,857,960	$3,715,920	—	42,500	85,000				$2,167,925
	2/7/07							42,500			2,167,925
	2/7/07								228,000	$51.01	2,161,440

J. L. Keefer	2/7/07	—	446,250	892,500	—	10,000	20,000				510,100
	2/7/07							10,000			510,100
	2/7/07								52,200	51.01	494,856

E. J. Kullman	2/7/07	—	526,500	1,053,000	—	12,900	25,800				658,029
	2/7/07							14,900			760,049
	2/7/07								77,100	51.01	730,908

R. R. Goodmanson	2/7/07	—	826,560	1,653,120	—	19,000	38,000				969,190
	2/7/07							18,100			923,281
	2/7/07								94,300	51.01	893,964

T. M. Connelly, Jr.	2/7/07	—	526,500	1,053,000	—	12,900	25,800				658,029
	2/7/07							13,600			693,736
	2/7/07								70,400	51.01	667,392

(1)	Represents the potential payout range of 0% to 200% under the 2007 STIP. Further discussion of the STIP can be found in the Compensation Discussion and Analysis (CD&A) under Annual Short-Term Incentives on page 23. The final 2007 payout can be found in the 2007 Summary Compensation Table on page 34 in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Represents the potential payout range of PSUs granted in 2007. At the conclusion of the three-year performance period, payouts can range from 0% to 200% of the target based on pre-established, performance-based corporate objectives in both revenue growth versus the Peer Group and Return on Invested Capital (“ROIC”) versus an internal target. See further discussion in the CD&A in the section entitled PSUs on page 26. The SFAS No. 123(R) grant date target value is reflected in the last column of the table based on a grant price of $51.01.

Any termination of employment, including retirement, within six months of grant results in a forfeiture of the award. Subsequent to the six-month period, PSUs are prorated upon retirement for the actual number of months of service completed within the performance period. Final awards are determined and paid out for all participants, including those who receive a prorated award, after the end of the performance period and subsequent to the final performance determination and approval by the Compensation Committee. Dividend equivalents are applied after the final performance determination.

(3)	Reflects RSUs that are paid out in shares of DuPont Common Stock upon vesting. Dividend equivalents are applied and are subject to the same restrictions as the RSUs. RSU awards vest ratably over a three-year period, one-third on each anniversary date. The grant date SFAS No. 123(R) value is reflected in the last column of the table based on a grant price of $51.01.

Any termination of employment, including retirement, within six months of grant results in a forfeiture of the award. Subsequent to the six-month period, upon retirement, units will be paid out in accordance with the original restriction period. Units are nonforfeitable with a delayed delivery date for the underlying shares.

(4)	Nonqualified stock options are granted with a six-year term, and vest ratably over a three-year period, one-third on each anniversary date. The exercise price of options granted is based on the closing price of DuPont Common Stock on the date of grant.

Any termination of employment, including retirement, within six months of grant results in a forfeiture of the award. Subsequent to the six-month period, upon retirement, options continue to become exercisable in accordance with the three-year vesting schedule, as if employee had not separated from service.

(5)	Reflects the aggregate grant date SFAS No. 123(R) value of the equity awards. PSUs and RSUs are valued based on the fair market value on the date of grant.

For purposes of determining the fair value of stock option awards, the Company uses the Black-Scholes option pricing model and the assumptions set forth in the table below. The grant-date fair value of options granted in 2007 was $9.48. The Company determines the dividend yield by dividing the current annual dividend on the Company’s Common Stock by the option exercise price. A historical daily measurement of volatility is determined based on the expected life of the option granted. The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. Expected life is determined by reference to the Company’s historical experience.

2007

Dividend yield	2.9%
Volatility	21.14%
Risk-free interest rate	4.7%
Expected life (years)	4.5

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options and unvested and, as applicable, unearned RSUs and PSUs held by the Company’s NEOs at December 31, 2007.

	Option Awards					Stock Awards
								Equity
								Incentive
			Equity					Plan Awards:	Equity
			Incentive				Market	Number of	Incentive
			Plan Awards:			Number of	Value of	Unearned	Plan Awards:
	Number of	Number of	Number of			Shares or	Shares or	Shares,	Market or
	Securities	Securities	Securities			Units of	Units of	Units or	Payout Value of
	Underlying	Underlying	Underlying			Stock	Stock	Other	Unearned
	Unexercised	Unexercised	Unexercised	Option	Option	That Have	That Have	Rights That	Shares, Units or
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Not	Have Not	Other Rights That
Name	Exercisable	Unexercisable(1)	Options (#)	Price	Date	Vested (#)(2)	Vested	Vested (#)(3)	Have Not Vested
C. O. Holliday, Jr.	230,000			$59.50	2/3/2008
	300,000			52.50	2/2/2009
	700,000			75.00	2/2/2009
		300,000		61.00	2/1/2010
	525,000			43.25	2/6/2011
	540,000			42.50	2/5/2012
	464,200			37.75	2/4/2013
	245,800			43.62	2/3/2010
	200,000	100,000		48.05	2/1/2011
	100,000	200,000		39.31	1/31/2012
		228,000		51.01	2/6/2013	85,171	$3,755,168	170,500	$7,517,345
	3,305,000	828,000	—

J. L. Keefer	5,082			59.50	2/3/2008
	6,000			52.50	2/2/2009
		12,900		61.00	2/1/2010
	47,300			43.25	2/6/2011
	200			44.50	1/7/2012
	32,800			42.50	2/5/2012
	31,400			37.75	2/4/2013
	25,100			43.62	2/3/2010
	27,467	13,733		48.05	2/1/2011
	15,134	30,266		39.31	1/31/2012
		52,200		51.01	2/6/2013	71,960	3,172,704	22,600	996,434
	190,483	109,099	—

E. J. Kullman	16,500			59.50	2/3/2008
	17,700			52.50	2/2/2009
		26,100		61.00	2/1/2010
	66,500			43.25	2/6/2011
	200			44.50	1/7/2012
	60,000			42.50	2/5/2012
	80,000			37.75	2/4/2013
	61,900			43.62	2/3/2010
	41,267	20,633		48.05	2/1/2011
	21,767	43,533		39.31	1/31/2012
		77,100		51.01	2/6/2013	121,962	5,377,286	28,900	1,274,201
	365,834	167,366	—

R. R. Goodmanson		150,000		71.75	4/30/2009
		97,000		61.00	2/1/2010
		50,000		53.00	3/15/2010
	315,000			43.25	2/6/2011
	300,000			42.50	2/5/2012
	174,000			37.75	2/4/2013
	103,500			43.62	2/3/2010
	69,000	34,500		48.05	2/1/2011
	31,434	62,866		39.31	1/31/2012
		94,300		51.01	2/6/2013	57,174	2,520,811	52,900	2,332,361
	992,934	488,666	—

	Option Awards					Stock Awards
								Equity
								Incentive
			Equity					Plan Awards:	Equity
			Incentive				Market	Number of	Incentive
			Plan Awards:			Number of	Value of	Unearned	Plan Awards:
	Number of	Number of	Number of			Shares or	Shares or	Shares,	Market or
	Securities	Securities	Securities			Units of	Units of	Units or	Payout Value of
	Underlying	Underlying	Underlying			Stock	Stock	Other	Unearned
	Unexercised	Unexercised	Unexercised	Option	Option	That Have	That Have	Rights That	Shares, Units or
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Not	Have Not	Other Rights That
Name	Exercisable	Unexercisable(1)	Options (#)	Price	Date	Vested (#)(2)	Vested	Vested (#)(3)	Have Not Vested
T. M. Connelly, Jr.	4,681			$59.50	2/3/2008
	7,360			52.50	2/2/2009
	1,280			72.44	2/3/2008
		13,500		61.00	2/1/2010
		20,000		47.00	9/5/2010
	65,300			43.25	2/6/2011
	100,000			42.50	2/5/2012
	85,000			37.75	2/4/2013
	63,200			43.62	2/3/2010
	42,133	21,067		48.05	2/1/2011
	22,334	44,666		39.31	1/31/2012
		70,400		51.01	2/6/2013	46,915	$2,068,500	33,300	$1,468,197
	391,288	169,633	—

(1)	The following stock options contain a 20% price hurdle which must be met for five consecutive trading days in order for the stock options to be exercisable. As of December 31, 2007, the price hurdle had not been met.

Expiration Date	Exercise Price

04/30/2009	$71.75
02/01/2010	61.00
03/15/2010	53.00
09/05/2010	47.00

The following provides an overview of the remaining stock options with outstanding vesting dates as of December 31, 2007:

Stock Option Expiration Date	Outstanding Vesting Dates

02/01/2011	Balance vests on February 2, 2008
01/31/2012	Equally vest on February 1, 2008 and 2009
02/06/2013	Equally vest on February 7, 2008, 2009 and 2010

(2)	The following provides an overview of RSUs, including dividend equivalent units, with outstanding vesting dates as of December 31, 2007:

Grant Date	Outstanding Vesting Dates

03/14/2003	Total award vests March 14, 2008
02/02/2005	Balance vests on February 2, 2008
01/23/2006	Total award vests January 23, 2009
02/01/2006	Equally vest on February 1, 2008 and 2009
12/20/2006	Total award vests May 1, 2009
12/20/2006	Total award vests December 20, 2009
02/07/2007	Equally vest on February 7, 2008, 2009 and 2010

(3)	The following provides an overview of PSUs with outstanding vesting dates as of December 31, 2007:

Grant Date	Outstanding Vesting Dates

02/02/2005	Performance period ends December 31, 2007
02/01/2006	Performance period ends December 31, 2008
02/07/2007	Performance period ends December 31, 2009

Represents target number of PSUs. The final number of shares earned, if any, will be based on: (i) revenue growth relative to the Peer Group (at the time of award) for awards issued from 2005 through 2007; (ii) ROIC relative to the Peer Group for awards that include performance years 2005 and 2006; and (iii) an absolute ROIC target for awards that include performance years 2007 and beyond. The plan provides for a payout range of 0% to 200% and dividend equivalent units are applied subsequent to the final performance determination.

2007 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of DuPont Common Stock acquired during 2007 upon the exercise of options and upon vesting of RSUs and PSUs as of fiscal year-end December 31, 2007.

	Option Awards		Stock Awards(1)
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise(#)	on Exercise	Vesting (#)	on Vesting
C. O. Holliday, Jr.	—	—	83,566(2)	$4,190,751(2)
J. L. Keefer	—	—	8,957(2)	450,561(2)
E. J. Kullman	—	—	16,139(3)	811,493(3)
R. R. Goodmanson	—	—	30,818(2)	1,548,418(2)
T. M. Connelly, Jr.	—	—	17,910(3)	900,285(3)

(1)	Represents the number of RSUs and PSUs vesting in 2007. Includes PSU shares granted in 2004 which vested on December 31, 2006 and were paid out in March 2007. This information was also disclosed in last year’s proxy.

In addition, the performance period for PSUs granted in 2005 ended on December 31, 2007. The final payout was not determinable as of December 31, 2007. The final payout determination was made in March 2008 by the Compensation Committee after a final review of the Company’s performance relative to the Peer Group. The final 2005 PSU payout was zero. The target PSU numbers and 2007 year-end values are also included in the Outstanding Equity Awards table on page 38.

(2)	One hundred percent of vested RSUs and PSUs have been deferred into DuPont Common Stock Units. These are also reflected on page 44 in the 2007 Nonqualified Deferred Compensation table in the column entitled “Executive Contributions in 2007.”

(3)	A portion of RSUs and PSUs vested have been deferred into DuPont Common Stock Units. These are also reflected on page 44 in the 2007 Nonqualified Deferred Compensation table in the column entitled “Executive Contributions in 2007.”

Pension Plan Benefits

The NEOs participate in the DuPont Pension and Retirement Plan (the “Pension Plan”), a tax-qualified defined benefit pension plan, which covers substantially all U.S. parent company employees, except those hired and rehired after December 31, 2006. The Pension Plan provides employees with a lifetime retirement income based on years of service and the employees’ final average pay. The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65 and benefits are vested after five years of service. Under the provisions of the Pension Plan, employees are eligible for unreduced pensions when they meet one of the following conditions:

•	Age 65 with at least 15 years of service, or
•	Age 58 with age plus service equal to or greater than 85, or
•	Permanent incapacity to perform his/her duties with at least 15 years of service.

An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he/she is age 50 with at least 15 years of service. His/her pension is reduced by the greater of five percent for every year that his/her age plus service is less than 85 or five percent for every year that his/her age is less than 58. In no event will the reduction exceed 50%. With the exception of Mr. Goodmanson, each NEO is currently eligible for either an unreduced or reduced pension.

With respect to service through December 31, 2007, the primary pension formula that applies to the NEOs provides a monthly retirement benefit equal to:

[	1.5% of Average Monthly Compensation	×	Years of Service	]	−	50% of primary Social Security Benefits attributable to service with the Company

Average Monthly Compensation is based on the employee’s three highest-paid years or if greater, the 36 consecutive highest-paid months. Compensation for a given month includes regular compensation plus one-twelfth of an individual’s variable compensation for the relevant year. Other bonuses are not included in the calculation of Average Monthly Compensation. Effective January 1, 2008, the pension formula was changed. Refer to page 27 of this Proxy Statement for a discussion of that and other retirement plan changes.

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, the excess benefit is paid under the Pension Restoration Plan (“PRP”), an unfunded nonqualified plan. Effective January 1, 2007, the form of benefit under the PRP for participants not already in pay status is a lump sum. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury as required by IRC Section 417(e)(3).

The Company does not grant any extra years of credited service to the NEOs.

Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 21 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. All other assumptions are consistent with those used in the Employee Benefits note disclosure, except that a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan is assumed in compliance with applicable Securities and Exchange Commission regulations. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

The table below represents the present value of accumulated benefits for the NEOs under the Company’s two pension plans — the Pension Plan and the PRP, based on service through December 31, 2007.

PENSION BENEFITS
as of Fiscal Year End December 31, 2007

			Present Value	Payments
		Number of Years	of Accumulated	During Last
Name	Plan Name	Credited Service(#)	Benefit	Fiscal Year

C. O. Holliday, Jr.	Pension and Retirement Plan	38	$1,392,519	—
	Pension Restoration Plan	38	23,821,088	—
J. L. Keefer	Pension and Retirement Plan	32	1,048,736	—
	Pension Restoration Plan	32	3,928,847	—
E. J. Kullman	Pension and Retirement Plan	19	458,408	—
	Pension Restoration Plan	19	2,144,923	—
R. R. Goodmanson	Pension and Retirement Plan	9	177,842	—
	Pension Restoration Plan	9	1,543,980	—
T. M. Connelly, Jr.	Pension and Retirement Plan	30	998,686	—
	Pension Restoration Plan	30	4,823,963	—

Nonqualified Deferred Compensation

The Company offers several nonqualified deferred compensation programs under which participants voluntarily elect to defer some portion of salary, STIP, or long-term incentive (“LTI”) until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the Salary Deferral and Savings Restoration Plan (“SDSRP”), there are no Company contributions or matches. The SDSRP was adopted to restore the Company match that would be lost due to IRC limits on compensation that can be taken into account under the Company’s tax-qualified savings plan.

The Company’s plans are structured around the type of compensation earned. The following provides an overview of the various plans as of December 31, 2007:

		STIP	LTI
Plan Name	SDSRP	Deferred Under EIP (DSTI)	Deferred Under EIP (DLTI)
Description	Nonqualified Savings Plan	Deferral Option under EIP	Deferral Option under EIP

Deferrable Compensation	Base Salary	Cash-Based Incentives	RSUs and PSUs

Deferral Limits	Increments of 1% up to 22% on 2007 base salary that exceeds the regulatory limits ($225,000 in 2007)	0% - 100%	0% - 100%

Company Match	50 cents on every $1 up to 6% of eligible pay, maximum match of 3% of eligible compensation	No match	No match

Investment Options/ Interest Rate	N/A — Investment options mirror Savings and Investment Plan	Cash or DuPont Common Stock units with dividend equivalents credited as additional stock units; interest on cash is credited at 30-year Treasury rate	DuPont Common Stock units with dividend equivalents credited as additional stock units

Distribution	Lump sum or 1-15 annual installments after retirement	Lump sum at a specified future date prior to retirement. Lump sum or 1-15 annual installments after retirement	Lump sum at a specified future date prior to retirement. Lump sum or 1-15 annual installments after retirement

2007 NONQUALIFIED DEFERRED COMPENSATION

				Aggregate
	Executive	Registrant		Withdrawals/	Aggregate
	Contributions	Contributions	Aggregate Earnings	Distributions	Balance
Name	in 2007(1)	in 2007(2)	in 2007(3)	in 2007	as of 12/31/2007(4)
C. O. Holliday, Jr.
SDSRP	$239,910	$32,715	$172,110	$0	$3,449,801
DSTI	0	0	(158,488)	0	2,250,114
DLTI	4,190,751	0	(388,097)	0	3,802,653

J. L. Keefer
SDSRP	0	0	23,997	0	287,058
DSTI	0	0	0	0	0
DLTI	450,561	0	(57,019)	0	607,184

E. J. Kullman
SDSRP	81,444	11,106	5,840	0	688,601
DSTI	0	0	(22,396)	0	317,957
DLTI	0	0	(10,406)	0	147,738

R. R. Goodmanson
SDSRP	134,284	18,312	70,849	0	1,442,801
DSTI	633,235	0	(159,316)	0	5,113,000
DLTI	1,548,418	0	(254,276)	0	2,938,550

T. M. Connelly, Jr.
SDSRP	58,050	11,610	21,933	0	352,116
DSTI	148,949	0	21,870	0	876,943
DLTI	675,930	0	(92,527)	0	1,024,751

(1)	Amounts deferred under the SDSRP for each of the NEOs have been reported as 2007 compensation to such NEOs in the “Salary” column in the 2007 Summary Compensation Table on page 34. Amounts deferred under the EIP represent STIP payments for 2006, paid in 2007, and, to the extent applicable, reported in the Company’s 2007 Annual Meeting Proxy Statement. LTI deferrals represent RSUs and PSUs that vested in 2007.

(2)	The amounts in this column represent matching contributions made under the SDSRP, also included in the “All Other Compensation” column of the 2007 Summary Compensation Table.

(3)	Earnings represent interest accruals on cash balances, DuPont Common Stock returns and dividend reinvestments. The plans do not credit above-market interest rates.

(4)	Includes the following amounts deferred by each NEO in 2007 and prior years, including Company contributions to the SDSRP:

Name	SDSRP	DSTI	DLTI
C. O. Holliday, Jr.	$2,523,194	$1,835,186	$974,383
J. L. Keefer	222,707	0	461,926
E. J. Kullman	504,691	284,702	106,563
R. R. Goodmanson	1,161,865	4,404,474	1,973,613
T. M. Connelly, Jr.	268,227	720,097	628,865

Potential Payments Upon Termination or Change in Control

As described in the CD&A, DuPont generally does not enter into employment agreements, severance agreements or change in control arrangements with executives. Upon occasion, the Company may negotiate individual arrangements with senior executives and has entered into an agreement with R. R. Goodmanson. For details of this agreement, see Retention Agreement on page 33.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs in age, years of service, date of hire, etc., and that do not discriminate in scope, terms or operation in favor of executive officers.

Except to the extent described herein with respect to the Company’s compensation and benefit programs (as described in the tables below) and its retention agreement with Mr. Goodmanson (see page 33), there are no contracts, plans, agreements or arrangements that provide for payment to NEOs on account of termination of employment or change in control.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

If an individual engages in misconduct, the Company may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within ten days following written demand by the Company. See the discussion of the Company’s Compensation Recovery Policy on page 32.

The benefits payable upon retirement, termination due to lack of work or divestiture, death and disability are outlined below.

Termination Due To Lack
	Retirement	of Work or Divestiture	Death	Disability

STIP	Assuming a termination date of December 31, 2007, all participating employees are entitled to receive any STIP awards under the Plan for 2007. For the NEOs, this amount is reflected in the “Non-Equity Incentive Plan Compensation” column of the 2007 Summary Compensation Table. STIP payments are made in a single lump sum, unless deferred.

Nonqualified Deferred Compensation (SDSRP, DSTI, DLTI)	All participating employees are entitled to all amounts in any of the nonqualified deferred compensation accounts following termination under any termination scenario. See the 2007 Nonqualified Deferred Compensation table on page 44 for balances as of December 31, 2007. For available terms of payments of such balances, see the Nonqualified Deferred Compensation table on page 43.

Pension	Executives are entitled to receive amounts accrued and vested under our retirement programs in which the executive participates. These amounts will be determined and paid in accordance with the applicable plan. See disclosure in the Pension Benefits table on page 42. Mr. Holliday is eligible for full pension benefits. All other NEOs, other than Mr. Goodmanson, are eligible for early retirement benefits. These pension benefits are available to all regular salaried employees generally, and are not quantified in the tables in this section on pages 46-47.	If eligible for early or normal retirement based on age and years of service, executives are entitled to receive amounts accrued and vested under our retirement programs in which the executive participates. These amounts will be determined and paid in accordance with the applicable plan. See disclosure in the Pension Benefits table on page 42. Mr. Holliday is eligible for full pension benefits. All other NEOs, other than Mr. Goodmanson, are eligible for early retirement benefits. These pension benefits are available to all regular salaried employees generally, and are not quantified in the tables in this section on pages 46-47.	Survivor(s) of executives will receive benefits according to the provisions in the retirement plans. These pension benefits are available to all regular salaried employees generally, and are not quantified in the tables in this section on pages 46-47.	Executives will receive disability benefits, if eligible, according to the provisions in the retirement plans. These pension benefits are available to all regular salaried employees generally, and are not quantified in the tables in this section on pages 46-47.

Termination Due To Lack
	Retirement	of Work or Divestiture	Death	Disability

LTI	Any termination within six months of grant results in a forfeiture of the award. Treatment thereafter is described below.

Stock Options	Options continue to become exercisable in accordance with the three-year vesting schedule, as if employee had not separated from service. The original expiration date is not affected.	Vested options may be exercised during the one-year period following termination. During that one-year period, options continue to become exercisable in accordance with the three-year vesting schedule, as if employee had not separated from service. All NEOs, other than Mr. Goodmanson, are retirement-eligible. Upon termination due to lack of work or divestiture, outstanding stock options will be treated as if the NEO has retired.	Options are fully vested and exercisable upon death and expire two years following death or at the end of the original term, whichever is shorter.	Vested options may be exercised during the one-year period following termination. During that one-year period, options continue to become exercisable in accordance with the three-year vesting schedule, as if employee had not separated from service. All NEOs, other than Mr. Goodmanson, are retirement-eligible. Upon termination due to disability, outstanding stock options will be treated as if the NEO has retired.

Unvested Regular RSUs	Units will be paid out in accordance with the original restriction period. Units are nonforfeitable with a delayed delivery date for the underlying shares.	All units are automatically vested and paid out as soon as practicable, but in no event later than two and one-half months after the end of the grantee’s taxable year or the Company’s taxable year in which event occurs. All NEOs, other than Mr. Goodmanson, are retirement-eligible. Upon termination due to lack of work or divestiture, unvested RSUs for those NEOs will be treated as if the NEO has retired.	All units are automatically vested and paid out as soon as practicable, but in no event later than two and one-half months after the end of the grantee’s taxable year or the Company’s taxable year in which event occurs.	All units are automatically vested and paid out as soon as practicable, but in no event later than two and one-half months after the end of the grantee’s taxable year or the Company’s taxable year in which event occurs. All NEOs, other than Mr. Goodmanson, are retirement-eligible. Upon termination due to disability, unvested RSUs for those NEOs will be treated as if the NEO has retired.

Unvested Regular PSUs	Units remain subject to original performance period, prorated for the number of months of service completed during the performance period.	Units remain subject to original performance period, prorated for the number of months of service completed during the performance period.	Units remain subject to original performance period, prorated for the number of months of service completed during the performance period.	Units remain subject to original performance period, prorated for the number of months of service completed during the performance period.

For the CEO and retirement eligible NEOs, the benefits that would become payable as of December 31, 2007 are outlined below, based on the Company’s closing stock price of $44.09 (as reported on the New York Stock Exchange) on that date.

	Termination	Stock
Name	Scenarios	Options(1)	RSUs(2)	Total

C. O. Holliday, Jr.	Death	$956,000	$3,578,653	$4,534,653
	Disability	—	3,578,653	3,578,653
J. L. Keefer	Death	144,671	777,483	922,154
	Disability	—	777,483	777,483
E. J. Kullman	Death	208,088	1,143,430	1,351,518
	Disability	—	1,143,430	1,143,430
T. M. Connelly, Jr.	Death	213,503	721,621	935,124
	Disability	—	721,621	721,621

(1)	Represents the value of unvested options as of December 31, 2007. For retirement-eligible NEOs, all outstanding options are nonforfeitable regardless of employment status. However, if a retirement eligible NEO terminated employment as of December 31, 2007 due to death, all options would become exercisable. For a specific overview of treatment, please refer to the introduction to this section.

(2)	Represents the value of all regular RSUs as of December 31, 2007. For retirement-eligible NEOs, all regular RSUs are nonforfeitable regardless of employment status. However, if a retirement-eligible NEO terminated employment due to death or disability as of December 31, 2007, regular RSUs would be immediately payable. For a specific overview of treatment, please refer to the introduction to this section.

The information below quantifies the benefits that would become payable to Mr. Goodmanson, under his existing agreement if his employment had terminated on December 31, 2007, given his compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price of $44.09 (as reported on the New York Stock Exchange) on that date.

R. R. Goodmanson

	Stock				Retiree
Termination Scenarios	Options(1)	RSUs(2)	Severance(3)	Retention(4)	Medical(5)	Total

Involuntary	$150,250	$1,528,468	$3,340,272	$1,000,000	$168,590	$6,187,580
Retirement	0	0	0	0	168,590	168,590
Death	300,499	1,528,468	0	0	43,399	1,872,366
Disability	150,250	1,528,468	0	0	168,590	1,847,308
Change in Control	0	0	0	0	168,590	168,590

(1)	Represents the December 31, 2007 value of: (i) unvested stock options that would vest in the one-year period following termination due to lack of work, divestiture or disability; and (ii) all unvested stock options in the event of death. For a specific overview of treatment, please refer to the introduction to this section.

(2)	Represents the value of all regular RSUs as of December 31, 2007. For a specific overview of treatment, please refer to the introduction to this section.

(3)	Severance reflects two times base salary plus two times target STIP as stated in his retention agreement with the Company (see further discussion in the Retention Agreement section in the CD&A).

(4)	Retention payment, payable by the Company in a lump sum pursuant to his retention agreement with the Company (see further discussion in the Retention Agreement section in the CD&A on page 33). Payment is scheduled for May 1, 2009. However, if Mr. Goodmanson is terminated (not for cause) prior to that date, he is entitled to the award.

(5)	Mr. Goodmanson’s retention agreement provides for retiree medical, dental and life insurance coverage regardless of the age at which he retires.

2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Article III, Section 5, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent public accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On April 25, 2007, the stockholders ratified the appointment by the Audit Committee of PricewaterhouseCoopers LLP (PwC) to perform the functions assigned to it in accordance with the Bylaws.

PwC, an independent registered public accounting firm, has served as the Company’s independent accountants continuously since 1954. The Audit Committee believes that the knowledge of the Company’s business PwC has gained through this period of service is valuable.

Securities and Exchange Commission rules require reassignment of the lead partner after five years. This rotation provides the Company the benefit of new thinking and approaches in the audit area.

Fees for services provided by PwC for the past two completed fiscal years ended December 31 (in millions) were as follows:

	2007	2006

Audit Fees	$18.5	$18.6
Audit-Related Fees	1.1	0.8
Tax Fees	0.0	0.1
All Other Fees	0.1	0.1

TOTAL	19.7	19.6

Fees for audit services included the audit of the Company’s consolidated financial statements, separate audits of its subsidiaries, services associated with regulatory filings, and the audit of the effectiveness of internal control over financial reporting. Fees for audit-related services for 2007 and 2006 primarily included audits of Company-sponsored benefit plans and regulatory filings. Tax fees for 2006 principally included tax compliance services, and all other fees related primarily to miscellaneous consulting services.

The Audit Committee has adopted a Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy appears in this Proxy Statement beginning on page A-1. All services performed by PwC were pre-approved by the Audit Committee.

Subject to ratification by the holders of DuPont Common Stock, the Audit Committee has reemployed PwC as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year 2008 and to render other services as required of them. Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

The Board of Directors recommends
that you vote “FOR”
the following resolution:

RESOLVED:  That the action of the Audit Committee in employing PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2008 to perform the functions assigned to it in accordance with Article III, Section 5, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.

3 — STOCKHOLDER PROPOSAL
ON PLANT CLOSURE

The International Brotherhood of DuPont Workers, P.O. Box 10, Waynesboro, VA, 22980, owner of 60 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof.

Resolved:  That the stockholders of E. I. du Pont de Nemours and Company, assembled in annual meeting and by proxy, hereby request that the Board of Directors consider the following nonbinding proposal: That it create a committee, with members drawn from the employee work force of DuPont, the union leadership of DuPont, the management of DuPont, and any necessary independent consultants, to report to the Board of Directors regarding (1) the impact to communities as a result of DuPont’s action in laying off mass numbers of employees, selling its plants to other employers, and closing its plants and (2) alternatives that can be developed to help mitigate the impact of such actions in the future.

Stockholders’ Statement

In just the last 10 years, DuPont has closed, sold or sharply reduced the size of a great number of plants across the United States. As a result of these reductions, total U.S. employment has been cut by 1/2 during this period, from just over 60,000 to just over 30,000. Almost without exception, these plants had been in operation for upward of 50 years and were located in rural areas where they were a primary employer for the community.

Employees who lost their jobs as a result of these actions had often been with DuPont for many years.

Yet, despite their many years of loyal service to DuPont, they were almost never offered employment at other DuPont facilities. A current example of this practice is how the employees of the Louisville DuPont Performance Elastomers facility have been treated; this business is being closed with the equipment being relocated to a DuPont plant in Louisiana, yet virtually none of the employees from Louisville has been offered employment there.

As for any pension the laid off employees were entitled to, that amount was dramatically reduced by 5% for each year they were under 58 years of age with less than 27 years of service.

This combination of job loss and pension reduction can be devastating for the community in which the plant was located. Just as an example, at a DuPont plant in Martinsville, Virginia the work force was reduced from over 600 employees to a skeleton staff of about 60 employees. The overall loss to this rural community has been estimated at over $20 million each and every year.

There are other, equally substantial costs to the community. Where DuPont has closed its plants, there often are environmental issues that have made it difficult for the site to be put to any real productive use. The buildings simply remain (with the DuPont logo removed, of course), undergoing gradual deterioration. Think about it — would you like to live or run a business near a vacated DuPont factory? Would anyone?

DuPont has concluded that it often has no option but to close or downsize a plant. And even when it simply sells the plant, rather than closing it, the new employer often comes in and downsizes the workforce. This has happened at many of DuPont’s former fibers facilities, including one in Waynesboro, Virginia that went from 1,000 to less than 500 employees in just one year.

For this reason, it is important that attention be paid to the impact of these actions on the communities in which the plants are located and how best to mitigate their impact. This is particularly true given the close relationship between DuPont and the communities where it has been operating for so many years.

If you AGREE, please mark your proxy FOR this resolution.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

The Board of Directors shares the proponent’s desire to minimize the potential impact on employees and communities where a plant reduction, sale or closure occurs. In the limited circumstances where reduction, sale or closure of a DuPont facility has been necessary, the Company has worked closely with local community leaders, union representatives and other affected parties to address concerns. The Board believes it already receives appropriate information about plant closings, sales and reductions and therefore believes the proposed report to the Board is unnecessary.

DuPont provides a wide range of resources and benefits to employees impacted by a plant closure or reduction. Employment opportunities at other DuPont facilities are communicated to employees so they can apply for such positions if they wish to continue their employment with the Company at another location. Employees may also be redeployed within the Company if employment needs exist. If employees do not have the opportunity to continue employment with DuPont, the Company offers a comprehensive separation package, including, among other benefits, Career Transition Financial Assistance, which currently provides termination benefits equal to one month’s pay for each two (2) years of service, with a maximum of twelve (12) months pay. In addition, outplacement assistance, education and retraining grants of up to $5,000 per employee and continuation of health care benefits are provided for a transition period.

It is the Company’s practice to provide the community affected by a plant closure, sale or reduction with significant advance notice of the decision, and to communicate and work closely with community leaders to help minimize any impact the reduction or closure may have on the community at large.

4 — STOCKHOLDER PROPOSAL
ON SEPARATION OF POSITIONS OF CHAIRMAN AND CEO

Mr. Clark Phippen, 300 High Ridge Road, Centreville, DE 19807, owner of 60 shares of DuPont Common Stock, has given notice that he will introduce the following resolution and statement in support thereof:

RESOLVED, that the Board of Directors of the DuPont Company (“Company”) analyze and report in an open and timely manner to the shareholders of the Company on the advisability of amending the Company by-laws to require that the Chairman of the Board of Directors shall not serve concurrently as Chief Executive Officer, and that whenever possible an independent Director shall serve as Chairman of the Board of Directors.

Stockholder’s Statement

The Board of Directors is elected by the shareholders with its Chairman providing leadership to the Board. The Business Roundtable has noted that “the paramount duty of the board of directors is to select a Chief Executive Officer and to oversee the CEO and other senior management...”. The simplest application of logic says that a CEO while serving as Chairman of the Board cannot effectively oversee himself. The division of the Chairman and CEO roles will provide one more safeguard against the corporate scandals of recent years. However, even without the threat of corporate wrongdoing a truly independent board chairman can provide productive guidance, encouragement and incentive for a CEO to excel at the job of devising and implementing effective plans for Company growth and investor satisfaction. This is a widely adopted practice in Europe and is standard practice in the venture capital sector, America’s true font of job creation and wealth.

We are not aware of definitive research that proves separation of the chairman and CEO positions is either better or worse. We do know that The Conference Board recommended that corporations give it careful consideration. DuPont should do so.

We can be pleased that DuPont has not suffered from corporate scandals. No one can be pleased, however, that over the past 10 years the Company has effectively drifted, and even withered. The stock price has declined about 33% while many other companies in the chemicals, materials and related industries have made significant progress (Dow up 37%, 3M up 100% and even the Dow Jones average up 52%). Today’s generation hardly remembers the preeminent position DuPont once held in the worlds of science and investment.

The issue is leadership. Having an independent Chairman could inspire the CEO to get the job done. The change by itself could inspire the current and future management teams and board members to fully recognize what their roles are, and that the investors represented by the board and an independent chairman are their top responsibility.

This proposal simply asks that the Board of Directors formally review the issue of separation of the offices of Chairman and Chief Executive Officer and report findings back to the shareholders. This proposal does not conflict with the objectives of the Sarbanes-Oxley Act, with the New York Stock Exchange and NASDAQ listing requirements, and does not conflict with the existing DuPont Company Bylaws.

One would hope that the Board could recognize that DuPont has seriously underperformed for 10 years and give this proposal serious consideration.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

As reflected in the Company’s Corporate Governance Guidelines, the Board of Directors shares the view that it has an active responsibility for broad corporate policy and overall performance of the Company through oversight of management. However, the Board believes that it is important that the Company retain sufficient flexibility to determine under what circumstances the CEO should serve as the Chairman of the Board. At this time, the Board believes that the Company is better served by not separating the roles of CEO and Chairman.

The Business Roundtable study cited by the proponent also acknowledges that ‘‘[m]ost American corporations are well served by a structure in which the CEO also serves as chairman of the board,” and “[t]he CEO serves as a bridge between management and the board, ensuring that both act with a common purpose.” The Chairman establishes the agenda for Board meetings, in conjunction with the Chairs of the Board committees. As CEO, the Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.

The Board appreciates that any advantages gained by having a single CEO/Chairman must be weighed against any associated independence concerns. However, the Company has implemented adequate safeguards to address those concerns.

Regularly scheduled Board meetings include a session of all directors and the CEO. Each director is an equal participant in each decision made by the full Board. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. The Presiding Director is generally the Chair of the Corporate Governance Committee, unless there is a matter within the responsibility of another committee, such as CEO evaluation and compensation, when the Chair of that committee presides. The Presiding Director also serves as liaison between the Chairman and independent directors and has authority to call meetings of the independent directors.

Eleven of the Board’s twelve directors are independent directors in accordance with the standards of independence of the New York Stock Exchange and as described in the Corporate Governance Guidelines. The Corporate Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent.

All members of the Audit, Compensation and Corporate Governance Committees are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards. The

Board and each committee makes an annual self-evaluation of its performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process. Through an annual process overseen and coordinated by the Compensation Committee, independent directors evaluate the CEO’s performance and set the CEO’s compensation.

Directors have access to the Company’s management. As necessary and appropriate, the Board and its committees may also retain outside legal, financial or other advisors.

In light of our strong system of governance, the Board does not believe that separating the roles of CEO and Chairman is necessary to ensure director independence or improve the Board’s supervision of management. Moreover, the Board believes that a policy which mandates separation of those roles would eliminate the Company’s flexibility to decide under what circumstances the CEO should also serve as Chairman. At this time, the Board believes that the best interests of the Company are served by having a single CEO/Chairman.

5 — STOCKHOLDER PROPOSAL
ON GLOBAL WARMING REPORT

The Free Enterprise Action Fund, owner of 776 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

Resolved: The shareholders request that the Board of Directors prepare by October 2008, at reasonable expense and omitting proprietary information, a Global Warming Report. The report may describe and discuss how action taken to date by DuPont to reduce its impact on global climate change has affected global climate in terms of any changes in mean global temperature and any undesirable climatic and weather-related events and disasters avoided.

Stockholder’s Statement

DuPont says on its web site that it supports action on global warming. DuPont is a member of the U.S. Climate Action Partnership (USCAP), a group that lobbies for global warming regulation.

But scientific data show that atmospheric levels of carbon dioxide, the greenhouse gas of primary concern in global warming, do not drive global temperature. See e.g., http://youtube.com/watch?v=XDI2NVTYRXU.

Even assuming for the sake of argument that atmospheric carbon dioxide levels affect global temperatures, the U.S. Environmental Protection Agency recently projected that U.S. regulation of manmade greenhouse gas emissions would have a trivial impact on atmospheric concentrations of carbon dioxide. See http://www.epa.gov/climatechange/downloads/s1766analysispart1.pdf.

So U.S. greenhouse gas regulation is not likely to discernibly affect global climate.

Global warming regulation is expected to harm the economy. The Congressional Budget Office, U.S. Department of Energy and prominent economists such as Alan Greenspan, Arthur Laffer and Greg Mankiw all say that cap-and-trade — a type of greenhouse gas regulation promoted by USCAP — would reduce economic growth. See e.g., http://www.junkscience.com/failure_to_disclose.pdf.

Shareholders want to know how DuPont’s actions relating to global warming may be affecting global climate.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

The core direction of the Company is sustainable growth — the creation of shareholder and societal value while at the same time reducing the Company’s environmental footprint along the value chains in which it operates. DuPont’s environmental and greenhouse gas initiatives have the beneficial effect of protecting the environment and making business sense — the goal of sustainable growth. The Company is committed to the foundational principle that what is good for business must be also be good for the environment and for people.

Based on the Company’s successful initiatives to reduce its atmospheric emissions, including greenhouse gases, which have resulted in the achievement of reduced operating costs and increased revenues, and the extensive public reporting already performed by the Company, the Board believes preparation of an additional report, as requested by this proposal, would be a waste of corporate resources and not in the best interest of the Company’s shareholders. These initiatives are more fully described below.

Since the early 1990’s when DuPont began taking action to reduce greenhouse gas emissions, the Company has accomplished major global reductions in its greenhouse gas emissions, and has set ambitious goals for the current and future decade. These early actions have positioned DuPont to be a leader in the development of public policy measures addressing climate change in a manner that is environmentally effective and provides business opportunities for solutions providers. The Board believes the Company’s leadership position has served it, and will continue to serve it well in the future. It is in the best interest of the Company’s shareholders to anticipate increased efforts by governmental agencies to reduce the level of pollutants emitted into the environment and to proactively assess the impact of expanding regulation of these gases throughout the world and in several states in the United States. The Board also believes it is critical that the Company participate in the public policy discussions to ensure that governmental actions give credit to early action and utilize market mechanisms as a route to assure policies are economically sustainable. These developments present an opportunity for the Company to continue to aggressively reduce its own atmospheric emissions and to develop environmentally safe products to benefit DuPont’s customers, the Company and the environment at large.

Between 1990 and 2003, the Company reduced its global greenhouse gas emissions measured as carbon dioxide equivalents by 72%. Part of this was achieved through gains in energy efficiency, which resulted in approximately $3 billion of avoided costs. In 2006, the Company set a new goal to reduce emissions by an additional 15% from the 2004 baseline.

The Company is also broadening its sustainability commitments beyond internal footprint reduction to include market-driven targets for revenue and research and development investment. These goals are tied directly to business growth, specifically to the development of safer and environmentally improved new products for key global markets, including transportation, building and construction, agriculture and food, and communications. Revenues from current safety and environmental offerings are increasing at double the Company’s average annual revenue growth rate.

The Company is among the world’s leaders in developing and commercializing renewable, bio-based materials; advanced biofuels; energy-efficient technologies; enhanced safety and protection products; and alternative energy products and technologies. These include high-performance products such as Bio-PDOtm, which is made using corn as the raw material. Bio-PDOtm is a key ingredient for our Sorona® polymer used in carpeting, apparel, and other applications. Pioneer seeds use advanced plant genetics to develop higher yield, higher quality crops. Also under development are new environmentally effective products that enhance the Company’s traditional businesses. These include refrigerants with lower greenhouse warming potential; automotive finishes with lower (VOC) volatile organic compounds content; and engineering polymers and coatings based on renewal materials.

As part of its 2015 Sustainability Goals that are focused on the marketplace, the Company is committed to:

•	doubling its research and development investment in environmentally smart market place opportunities with direct, quantifiable environmental benefits for its customers and consumers along its value chain;

•	growing annual revenue $2 billion or more from products that create energy-efficiency and/or reduce greenhouse gas emissions;

•	doubling annual revenue to $8 billion from nondepletable resources.

Since 1992, the Company has published an annual Sustainable Growth Progress Report, which includes a full disclosure of its annual greenhouse gas emissions and energy consumption at its plants and other facilities. It also includes a review of progress toward the Company’s environmental goals. Since 2004, the Company has used the Global Reporting Initiative format to report its economic environmental and social performance data. The report is available on the Company’s website (www.dupont.com) at: http://www2.dupont.com/Sustainability/en  US/Performance  Reporting/data  summary.html and http://www2.dupont.com/Sustainability/en  US/assets/downloads/gri.pdf. Also, environmental updates are consistently communicated to a number of public audiences via news releases, and include new environmental initiatives and product launches.

DuPont has also participated in the Carbon Disclosure Project (CDP) for five years now, the purpose of which was to summarize the analysis of responses to a questionnaire and to help investors determine how the 500 largest publicly traded companies in the world (based on market capitalization) are engaging with the climate change issue and what the likely commercial implications are. The most recent CDP report is available at: http://www2.dupont.com/Sustainability/en  US/assets/downloads/Carbon  Disclosure  Project.pdf. In 2007 DuPont was recognized on the Carbon Leadership Index based on its response to the survey.

Based on the foregoing, the Board believes that the report contemplated by the proposal would result in a waste of corporate resources and would not be in the best interests of the Company.

6 — STOCKHOLDER PROPOSAL
ON AMENDMENT TO HUMAN RIGHTS POLICY

The Sisters of Charity of Saint Elizabeth, P.O. Box 476, Convent Station, New Jersey 07961, owner of 300 shares of DuPont Common Stock; Monasterio Pan de Vida, Apdo. Postal 105-3, Torreón, Coahuila. C.P. 27003, Mexico, owner of 500 shares of DuPont Common Stock; The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, Pennsylvania 19014, owner of $2,000 or more worth of shares of DuPont Common Stock; Christian Brothers Investment Services, Inc., 90 Park Avenue, New York, New York 10016, owner of 61,504 shares of DuPont Common Stock; Missionary Oblates of Mary Immaculate, 391 Michigan Avenue, NE, Washington, DC 20017, owner of 9,960 shares of DuPont Common Stock; Benedictine Sisters of Virginia, 9535 Linton Hall Road, Bristow, Virginia 20136, owner of 1,000 shares of DuPont Common Stock; The Congregation of Benedictine Sisters, 285 Oblate Drive, San Antonio, Texas 78216, owner of 600 shares of DuPont Stock; As You Sow Foundation, 311 California Street, Suite 510, San Francisco, California 94104, as representative of Adelaide Gomer, owner of $2,000 or more worth of shares of DuPont Common Stock; have given notice that they will introduce the following resolution and statement in support thereof:

Stockholder’s Statement

Whereas:	DuPont has a Human Rights Policy posted on the company website;
DuPont is one of the largest seed companies in the world;
DuPont’s patents on seeds, if enforced, could restrict traditional seed sharing.

The International Treaty on Plant Genetic Resources for Food and Agriculture (“the Law of the Seed”) governs the exchange of crop seeds for research and plant breeding; The Treaty includes provisions for Farmers’ Rights and is mandated to guarantee an equitable flow of financial benefits to developing countries. Without funding for core administrative services of the Treaty, farmers and developing countries can have no confidence that there is equity in the system; The 115 member governments have failed to commit funding to support in situ (“on-farm”) seed conservation in the global South.

Farmers undertake the overwhelming majority of the world’s seed conservation and plant breeding. The Union for the Protection of New Plant Varieties (the Geneva-based intergovernmental body that overseas intellectual property related to plant varieties) reported that breeders had only “protected” 70,000 varieties in recent decades. (11/1/07) According to ETC Group, farmers breed and adapt more than one million varieties every year.

DuPont, on its website, recognizes the biodiversity and agronomic benefits of seed sharing, yet its policy for enforcement of seed patents within agricultural communities is unclear.

DuPont has taken action against patent infringement of its products such as non-ozone depleting refrigerants.

Resolved: Shareholders request the Board to review and amend the DuPont Human Rights Policy, to include respect for and adherence to seed saving rights of traditional agricultural communities. We request the Board to prepare a report to shareholders, prepared at reasonable expense and omitting proprietary information, on the above policy and its implementation within six months of the 2008 annual meeting.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

DuPont is proud of its Human Rights Policy and specifically our efforts to support the work to eliminate hunger and malnutrition around the world. The Company is a vocal advocate for the International Treaty on Plant Genetic Resources for Food and Agriculture, and we (through the American Seed Trade Association) continue to actively lobby the U.S. government to sign and ratify the Treaty. DuPont has also made financial and genetic contributions to public seed banks and research programs to help improve the long-term public availability of seed on a global scale. Notable activities include financial and genetic donations to the African Agricultural Technology Foundation, the Latin American Maize Project, the International Center for Maize and Wheat Improvement (CIMMYT), the Bill & Melinda Gates Foundation, the International Rice Research Institute, the Global Crop Diversity Trust and land grant universities.

Farmers around the world can replant their own holdings using seed harvested from varieties that are sold under Plant Variety Protection (PVP) and which are not patented. Farmers can also freely use these PVP’d varieties to mix with and to further improve their farmer landraces. In contrast, farmers planting DuPont seed covered by patents are asked not to replant the grain. This agreement not to replant patented seeds allows DuPont to recover the cost of its research investment, which is required to create the improved seed for the future. Reinvestment in R&D is essential so that continually improved products can be available to farmers. These products may cost more than farm-saved seed but offer higher value to the farmer in the form of improved grain yields and reduced input costs, and ultimately benefit society by lessening the environmental footprint of farming.

Without the ability to recoup investments from the sale of varieties there is neither incentive nor funding for the nongovernmental private sector to continually improve agricultural products. Such rapid enhancement of agricultural products is perhaps best demonstrated by the 80-year development and ongoing improvement of hybrid seed corn. This return on investment will allow DuPont to offer farmers the potential to purchase corn and soybean seeds that will sustainably increase yields by another 40% in the next ten years.

In light of the above, the Board of Directors believes the actions called for in the proposal are unnecessary and not in the best interests of the Company’s stockholders.

7 — STOCKHOLDER PROPOSAL
ON SHAREHOLDER SAY ON EXECUTIVE PAY

The Great Neck Capital Appreciation LTD Partnership, 1981 Marcus Avenue, Lake Success, New York 11042, owner of 400 shares of DuPont Common Stock has given notice that it will introduce the following resolution and statement in support thereof:

Stockholder’s Statement

Resolved: that shareholders of our company request our board of directors to adopt a policy to give shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (NEOs) set forth in the proxy statement’s Summary Compensation Table (SCT) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Investors are increasingly concerned about mushrooming executive pay which often appears to be insufficiently aligned with the creation of shareholder value. As a result, in 2007 shareholders filed more than 60 “say on pay” resolutions with companies, averaging a 42% vote. In fact, seven resolutions exceeded a majority vote. Verizon Communications (VZ) and Aflac (AFL) decided to present such a resolution to a shareholder vote. A bill to provide for annual advisory votes on executive pay passed in the U.S. House of Representatives by a 2-to-1 margin.

Public companies in the United Kingdom allow shareholders to cast an advisory vote on executive compensation. Such a vote gives shareholders a clear choice that could help shape senior executive compensation.

The merits of adopting this proposal should also be considered in the context of our company’s overall corporate governance. For instance in 2007 the following governance status was reported (and certain concerns are noted):

•	We had no Lead Director — Independent oversight concern.

•	Two directors were designated “Accelerated Vesting” directors by The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm — due to a director’s involvement with a board that accelerated stock option vesting to avoid recognizing the corresponding expense:

Mr. Crawford
Mr. Holliday

Additionally;

•	Three directors served on boards rated D by the Corporate Library:

1) Mr. Crawford	Agilysys (AGYS)
2) Mr. Holliday	Analog Devices (ADI)
3) Mr. Reilly	ConocoPhilips (COP)

•	All our directors can remain on our Board even if 90% of shares vote against each of them.

The above concerns show there is room for improvement and reinforces the reason to seek improvement on one important issue and vote yes:

Shareholder Say on Executive Pay —
Yes on 7

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

The Board of Directors shares the view that successful corporate governance necessarily includes an appropriate forum in which shareholders can voice their concerns with, or approval of, the Company’s executive compensation practices. However, the Board believes that shareholders already have a more effective means of communicating with the Board on all issues, including its executive compensation practices. Moreover, the Board believes that the advisory vote called for in the proposal is not an effective mechanism for that purpose and could place the Company at a competitive disadvantage in attracting and retaining executives.

Shareholders already have a more effective means of communicating with the Board regarding executive compensation matters. As discussed on page 9 under the heading “Communications with the Board and Directors,” shareholders and other interested parties may communicate directly with the Board, the Presiding Director or other outside director by writing to the Board, the Presiding Director or other outside director, in care of the Corporate Secretary. The Board’s independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, Presiding Director or other outside director.

In contrast to the advisory vote called for in the proposal, direct communication with the Board provides more useful feedback by allowing shareholders to present specific concerns over the Company’s executive compensation practices. Shareholders may also express their views before the Board and other shareholders at the annual meeting.

The advisory vote called for in the proposal is a narrow, incomplete and ineffective means of expressing shareholder concerns over, or approval of, the Company’s executive compensation practices. The Summary Compensation Table and accompanying narrative disclosures set forth in this Proxy discuss various forms of compensation, including salaries, variable compensation and long-term incentives. The complexity and scope of information that the Board and Compensation Committee consider in preparing compensation disclosures is incongruent with the suggested annual “yes” or “no” vote on an isolated portion of those disclosures. An advisory vote would not be useful to the Board because it would be unable to conclude which, if any, components of the Summary Compensation Table and accompanying narrative disclosures were approved or disapproved by shareholders. The proposal creates a risk that the vote will send an imprecise or deficient message to the Board, rather than providing opinions of shareholders on specific elements of the Company’s executive compensation practices.

The Securities and Exchange Commission has adopted extensive rules that provide for expanded disclosure of compensation-related information and additional transparency. In complying with these rules, the Company has fully disclosed the relevant details of its executive compensation practices in this Proxy Statement so that shareholders may evaluate those practices. The Board believes its executive compensation practices are the result of the closely controlled and comprehensive process outlined in the Company’s Compensation Discussion and Analysis (“CD&A”) above. That process requires the Committee to make many interrelated decisions and consider numerous competing interests. It is a complex task for which the Committee is uniquely positioned and which should not be delegated through an advisory vote.

If shareholders have concerns about the Company’s executive compensation practices, the disclosures in this Proxy Statement and the ability of shareholders to communicate directly with the Board (as described above), together provide shareholders with an effective mechanism to share their views on those practices. The CD&A provides the information needed by shareholders to adequately comment on any particular aspect of compensation which causes them concern and, therefore, should form the basis for an effective exchange between the Board and shareholders on such matters.

Furthermore, the proposal would subject DuPont to an advisory vote on the Summary Compensation Table and accompanying narrative without any comfort that a similar advisory vote will be adopted by our peers, which could place the Company at a competitive disadvantage by limiting its ability to attract and retain executive talent. Adopting an advisory vote at a time when the majority of our competitors for executive talent have not done so could create concerns that executive compensation at DuPont may be limited when compared to that of our peers.

The Board also feels that it is important for shareholders to know that: (1) the compensation practices highlighted in the supporting statement do not exist at DuPont; and (2) Mr. Holliday has not served on the Analog Devices board since March 2003.

Other Matters

The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

APPENDIX “A”

Summary of the Audit Committee Policy on Pre-approval of Services
Performed by the Independent Registered Public Accounting Firm

The independence of the Company’s independent registered public accounting firm is critical to ensure the integrity of the Company’s financial statements. To assure that the services performed by the independent registered public accounting firm do not impair their independence, the Audit Committee has established a policy governing pre-approval of services to be provided by the independent registered public accounting firm.

The independent registered public accounting firm will submit a report, which includes an aggregate of services in the following four categories expected to be rendered during the year and the related range of fees, to the Audit Committee for its approval:

1.	Audit services comprise the work necessary for the independent registered public accounting firm to render opinions on the audit of the consolidated financial statements of the Company and on management’s assessment and on the effectiveness of the Company’s internal controls as specified in § 404 of the Sarbanes-Oxley Act, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide. Audit services include separate audits of the Company’s subsidiaries, services associated with SEC registration statements, periodic reports and other documents issued in connection with securities offerings.

2.	Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including financial statement audits of businesses to be divested, employee benefit plan audits, agreed-upon or expanded audit procedures to meet certain regulatory requirements, and certain attestation services.

3.	Tax services include selected non-U.S. tax compliance and limited assistance with tax audits involving federal, state and international tax consulting projects commenced prior to December 31, 2001.

4.	Other services include attestation services required in connection with governmental requests/reviews and other attestation services performed in connection with nonfinancial information.

From time to time, circumstances may arise in which it will become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval (e.g., new services or approved services exceeding the pre-approved range of fees). In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee has delegated limited pre-approval authority to the Audit Committee Chair. Any services and associated fees approved by the Audit Committee Chair will be reported to the Audit Committee at its next meeting.

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APPENDIX “B”

Director Nomination Process

The purpose and responsibilities of the Corporate Governance Committee, described in the Committee’s Charter (available on the Company’s website at www.dupont.com), include recommending to the Board nominees for election as directors. The Committee’s members are independent under the Board’s Corporate Governance Guidelines and the NYSE standard.

The Committee considers potential candidates suggested by Board members, as well as management, stockholders and others. The Committee has engaged a director recruitment firm to assist in identifying and evaluating potential candidates.

The Board’s Corporate Governance Guidelines describe qualifications for directors: Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility.

When considering candidates for nomination, the Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company.

The Committee will consider candidates for director suggested by stockholders, applying the factors for potential candidates described above and taking into account the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:

•	A statement that the writer is a stockholder of record (or providing appropriate support of ownership of DuPont stock);

•	The name of and contact information for the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding each of the factors described above in sufficient detail to enable the Committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company or any other information that bears on potential conflicts of interest, legal considerations or a determination of the candidate’s independence;

•	Information concerning service as an employee, officer or member of a board of any charitable, educational, commercial or professional entity;

•	Detailed information about any relationship or understanding between the proposing stockholder and the potential candidate; and

•	A statement by the potential candidate that s/he is willing to be considered and to serve as a director if nominated and elected.

Once the Committee has identified a prospective candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Committee determines,

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in consultation with the Chairman of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee’s background and experience.

The Committee also considers such relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to assure its effectiveness. In connection with this evaluation, the Committee determines whether to interview the prospective nominee; one or more members of the Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing this evaluation, the Committee concludes whether to make a recommendation to the full Board for its consideration.

* * *

This year Alexander M. Cutler and Marillyn A. Hewson are standing for election by the stockholders for the first time. Both nominees were brought to the Committee’s attention by the director recruitment firm retained by the Committee.

For DuPont’s 2009 Annual Meeting, the Committee will consider nominations submitted by stockholders of record and received by the Corporate Secretary by December 1, 2008.

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DIRECTIONS TO THE DUPONT THEATRE

From Philadelphia on I-95 South

1.	Follow I-95 South to Wilmington.

2.	From right lane take Exit 7A marked “52 South, Delaware Ave.”

3.	Follow exit road (11th Street) marked “52 South, Business District.”

4.	Continue on 11th Street bearing left through Delaware Avenue intersection to parking.

5.	The DuPont Theatre is in the Hotel du Pont Building.

From Baltimore on I-95 North

1.	Follow I-95 North to Wilmington Exit 7 marked “Route 52, Delaware Avenue.”

2.	From right lane take Exit 7 onto Adams Street.

3.	At the third traffic light on Adams Street, turn right onto 11th Street.

4.	Follow 11th Street marked “52 South, Business District,” bearing left through Delaware Avenue intersection to parking.

5.	The DuPont Theatre is in the Hotel du Pont Building.

To reach Wilmington by train, please call AMTRAK at 800-872-7245 for Northeast Corridor service or SEPTA at 302-652-3278 for local train service.

www.dupont.com

Printed on Recycled Paper

Annual Meeting of Stockholders April 30, 2008, 10:30 a.m. The DuPont Theatre DuPont Building 1007 Market Street Wilmington, Delaware
Vote by Internet • Log on to the Internet and go to www.investorvote.com/dd • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 29, 2008.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Management Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 .

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Richard H. Brown	☐	☐	02 - Robert A. Brown	☐	☐	03 - Bertrand P. Collomb	☐	☐

	04 - Curtis J. Crawford	☐	☐	05 - Alexander M. Cutler	☐	☐	06 - John T. Dillon	☐	☐

	07 - Eleuthère I. du Pont	☐	☐	08 - Marillyn A. Hewson	☐	☐	09 - Charles O. Holliday, Jr.	☐	☐

	10 - Lois D. Juliber	☐	☐	11 - Sean O’Keefe	☐	☐	12 - William K. Reilly	☐	☐

		For	Against	Abstain
2.	On Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

B Stockholder Proposals — The Board of Directors recommends a vote AGAINST the following stockholder proposals.

		For	Against	Abstain			For	Against	Abstain
3.	On Plant Closure	☐	☐	☐	4.	On Separation of Positions of Chairman and CEO	☐	☐	☐

5.	On Global Warming Report	☐	☐	☐	6.	On Amendment to Human Rights Policy	☐	☐	☐

7.	On Shareholder Say on Executive Pay	☐	☐	☐

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E. I. DU PONT DE NEMOURS AND COMPANY
Annual Meeting of Stockholders
April 30, 2008, 10:30 a.m.
The DuPont Theatre
DuPont Building
1007 Market Street
Wilmington, Delaware
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints R. H. Brown, C. O. Holliday, Jr., and L. D. Juliber or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 30, 2008, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.
As described on page 2 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by April 24, 2008. A trustee for an employee savings plan may vote as directed by the plan sponsor or by an independent fiduciary selected by the plan sponsor all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot.
On matters for which you do not specify a choice, your shares will be voted in accordance with the recommendation of the Board of Directors.
When properly executed this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1-2 and AGAINST proposals 3-7.
PLEASE VOTE, SIGN AND DATE THIS PROXY BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Your shares will not be voted unless you vote by Internet or telephone as described on the reverse side or sign and return this card.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

C Non-Voting Items (Mark All That Apply)
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Discontinue Annual Report Mailings		Meeting Attendance
Mark the box to the right if you would like to stop receiving an Annual Report on Form 10-K.	☐	Mark box to the right if you plan to attend the Annual Meeting.	☐

Change of Address — Please print your new address below.

Comments — Please print your comments below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below
Please sign the proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.

Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.	Date (mm/dd/yyyy) — Please print date below.
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